UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        (AMENDMENT NO. _________________)

                                   APTUS CORP.
              (Exact name of small business issuer in its charter)
    DELAWARE                    7372                        72-1528259
(State or jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or           Classification Code Number)       Identification No.)
 organization)

         1127 BROADWAY PLAZA, SUITE 203, TACOMA, WA 98402 (253) 691-1531
          (Address and telephone number of principal executive offices)

                1127 BROADWAY PLAZA, SUITE 203, TACOMA, WA 98402
                   (Address of principal place of business or
                      intended principal place of business)

 JOHN P. GORST, 1127 BROADWAY PLAZA, SUITE 203, TACOMA, WA 98402 (253) 691-1531
________________________________________________________________________________
            (Name, Address and telephone number of agent for service)

                                   COPIES TO:
  MILES GARNETT, ESQ., 66 WAYNE AVENUE, ATLANTIC BEACH, NY 11509 (516) 371-4598

           Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


           If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. _______


                         CALCULATION OF REGISTRATION FEE
Common Stock              10,000,000            $0.50                 $5,000,000             $460

Title of each Share     Proposed maximum       Proposed offering    Maximum aggregate      Amount of
class of securities to  amount to be           price per unit        offering           registration fee
be registered           registered





         NOTE: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss.230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                   APTUS CORP.

                        10,000,000 SHARES OF COMMON STOCK

         This is our initial public offering of common stock. The initial public offering price is $0.50 per share. No public market currently exists for our common stock. We are selling 10,000,000 shares of common stock, which have $.001 par value per share. This represents 45.5% of the total outstanding shares based on the maximum amount of the offering. We are a software Application Service Provider (ASP). Prior to this offering there has been no public market for the shares. The initial public offering price of the shares has been arbitrarily determined by us and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. We are a Delaware corporation.

         We will sell the shares ourselves. We do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. The offering will terminate no later than November 30, 2004, and unless a minimum of 1,000,000 shares are sold by that time the proceeds will be returned with interest. We will escrow the proceeds with National City Bank, NA until the minimum is reached.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The offering price for the common stock has been arbitrarily determined by us. The minimum subscription is 1,000,000 shares and the maximum subscription is 10,000,000 shares. Prior to this offering, there has been no public market for the shares and there can be no assurance that a regular trading market will develop for the shares after this offering or that, if developed, any such market will be sustained. We anticipate that trading of the shares will be conducted through what is customarily known as the "pink sheets" and/ or on the National Quotation Bureau's Over-The-Counter Electronic Bulletin Board (the "Bulletin Board"). Any market for the shares, which may result, will likely be less well developed than if the shares were traded on NASDAQ or on an exchange. See "Risk Factors" and "The Offering."

         Our officers and directors may purchase the shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the minimum offering.

         UNTIL 90 DAYS AFTER THE DATE FUNDS AND SECURITIES ARE RELEASED FROM THE ESCROW OR TRUST ACCOUNT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 10.

                                                              TOTAL
                                                            PER SHARE               MINIMUM              MAXIMUM
                                                            ----------------------- -------------------- --------------
Public offering price1                                      $0.50                   $500,000             $5,000,000
Underwriting discounts and commissions                      None                    None                 None
Proceeds, before expenses, to us2                           $0.50                   $500,000             $5,000,000

  (1) We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3% non-accountable expenses.

  (2) Before deduction of offering expenses estimated to be $36,000.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                      THE DATE OF THIS PROSPECTUS IS , 2004

                                TABLE OF CONTENTS

            Summary.................................................................................. 6
            Our Company.............................................................................. 6
            Risk Factors............................................................................. 8
            Use of Proceeds..........................................................................11
            Dilution.................................................................................12
            Capitalization...........................................................................14
            Plan of Distribution.....................................................................14
            Proposed Business........................................................................14
            Management Discussion of Analysis of Condition and Results of Operations.....            42
            Principal Shareholders...................................................................43
            Management...............................................................................43
            Certain Transactions.....................................................................46
            Description of Securities................................................................46
            Shares Eligible for Future Sale..........................................................47
            Available Information....................................................................48
            Dividend Policy..........................................................................49
            Stock Transfer Agent.....................................................................49
            Escrow Agent.............................................................................49
            Experts..................................................................................49
            Legal matters............................................................................50
            Index to Financial Statements............................................................F-1

                                     SUMMARY

         This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                   OUR COMPANY

         Our company, Aptus Corp., is an Application Service Provider ("ASP"; an ASP customer uses a web browser to run software products without the need to download or install the software application) focused on the small office/home office and small/medium enterprise (SoHo and SME) markets. See "Risk Factors" and "Proposed Business." We are in the development stage and have no operating history. No representation is made or implied that we will be able to carry on our activities profitably. Our subsistence is dependent initially upon sufficient proceeds being realized by us from this offering, of which there is no assurance. Proceeds of this offering may be insufficient to enable us to conduct potentially profitable operations or otherwise to engage in any business endeavors. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business. Further, no assurance can be given that we will have the ability to acquire assets, businesses or properties with any value to us.

         We were incorporated on April 4, 2002 under the laws of the State of Delaware. Our offices are located at 1127 Broadway Plaza, Suite 203, Tacoma, WA 98402, and the telephone number is (253) 691-1531.

         Since the incorporation of Aptus Corp., we have not commenced operations and have not generated any revenue. With limited financial resources, we may not be able to continue as a going concern. We have three officers, two directors and no employees.

           THE OFFERING
                                            Unless  otherwise   indicated,   the
                                            information   in  this   prospectus,
                                            irrespective of the date referenced,
                                            assumes that there is no exercise of
                                            outstanding  options or  warrants to
                                            purchase   additional   shares.   We
                                            intend  to use the net  proceeds  of
                                            this offering to market the services
                                            the  company  currently  offers  and
                                            initiate  new  business  development
                                            and   relationships.   Additionally,
                                            management  will use a small portion
                                            of these funds to settle outstanding
                                            liabilities. We shall seek to employ
                                            qualified,  but as yet unidentified,
                                            individuals to manage such business.
                                            No  assurance  can be given that the
                                            net  proceeds of the maximum  number
                                            of shares  offered in this  offering
                                            or any  lesser  net  amount  will be
                                            sufficient to accomplish  our goals.
                                            In the event that substantially less
                                            than  the  net  proceeds   from  the
                                            maximum  offering  are  raised,  our
                                            plans   may   be   materially    and
                                            adversely  affected  in  that we may
                                            find it even more difficult,  if not
                                            impossible,  to  realize  our goals.
                                            Investors  will be  providing  their
                                            funds to  management  who will  have
                                            complete   discretion  as  to  their
                                            expenditure.   See  "Risk  Factors",
                                            "Use  of  Proceeds"   and  "Proposed
                                            Business."

                                            If proceeds  from this  offering are
                                            insufficient,  we may be required to
                                            seek    additional    capital.    No
                                            assurance  can be given that we will
                                            be able to  obtain  such  additional
                                            capital, or even if available,  that
                                            such  additional   capital  will  be
                                            available on terms acceptable to us.
         COMMON STOCK OFFERED
         FOR SALE HEREBY                    Up to a maximum of 10,000,000 shares
                                            by us.

         OFFERING PRICE                     $0.50 per share offered to the
                                            public. The shares are being sold on
                                            a "best efforts" basis.

         TERMS OF THE OFFERING The offering will remain open until November 30, 2004, unless we decide to terminate the selling efforts prior to this date. The minimum subscription is 1,000 shares.

                                                              Common           Preferred        Preferred
         AUTHORIZED AND                                       Stock             Class A          Class B
         OUTSTANDING
         SHARES OF         Authorized:                        250,000,000       10,000,000       10,000,000
         STOCK             Outstanding:
                           Prior to Offering:                 12,000,000             -0-              -0-
                           After minimum of
                           Offering is sold                   13,000,000             -0-              -0-
                           After maximum
                           Offering is sold                   22,000,000             -0-              -0-

         PLAN OF DISTRIBUTION               This is a direct participation, and
                                             with no  commitment  by  anyone  to
                                             purchase  any  shares.  None of the
                                             officers  and   directors   (a)  is
                                             subject     to     a      statutory
                                             disqualification   (as  defined  in
                                             Sec.   3(a)(35),    (b)   is   paid
                                             commissions  or other  remuneration
                                             for securities transactions, or (c)
                                             is an associated person of a broker
                                             or  dealer.   The  shares  will  be
                                             offered   and   sold   on  a  "best
                                             efforts"  basis  by  our  principal
                                             executive  officers and  directors.
                                             We  will  amend  the   registration
                                             statement of which this  Prospectus
                                             is    a    part    following    its
                                             effectiveness    to    identify   a
                                             selected broker-dealer at such time
                                             as such broker-dealer  sells shares
                                             offered  in  this   offering.   All
                                             proceeds  from   subscriptions   to
                                             purchase shares will be transmitted
                                             by us and any participating  dealer
                                             to the  escrow  account  by noon of
                                             the   next   business   day   after
                                             receipt.  The shares are offered by
                                             us on a  "best  efforts"  1,000,000
                                             Share  minimum,   10,000,000  Share
                                             maximum,  basis.  In the event that
                                             the minimum of 1,000,000  shares is
                                             not sold by November 30, 2004,  all
                                             proceeds  raised  will be  returned
                                             promptly  to  subscribers  in  full
                                             with interest thereon.  Subscribers
                                             will not be entitled to a return of
                                             funds  from  the   escrow   account
                                             during the offering period.

         USE OF PROCEEDS                     Assuming  that the entire  offering
                                             will be  sold,  then up to the last
                                             $36,000  that we raise will be used
                                             to pay the expenses of the offering
                                             after the  escrow is  released.  We
                                             intend to apply  substantially  all
                                             of  the   net   proceeds   of  this
                                             offering  (after the minimum amount
                                             to  be  raised  is  released   from
                                             escrow) to market the  services the
                                             company    currently   offers   and
                                             initiate new  business  development
                                             and relationships as an application
                                             Service  Provider  ("ASP";  an  ASP
                                             customer  uses a web browser to run
                                             software  products without the need
                                             to download or install the software
                                             application)  focused  on the small
                                             office/home office and small/medium
                                             enterprise  (SoHo and SME) markets.
                                             See  "Use of  Proceeds,"  "Proposed
                                             Business"        and       "Certain
                                             Transactions."

         RISK FACTORS The shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: our mere 16 month existence and limited resources; the discretionary use of proceeds; and intense competition in effecting a Business Combination. See "Risk Factors," "Dilution" and "Use of Proceeds."

ESCROWED  FUNDS  NOT TO BE USED  FOR  ACCRUED  SALARIES  OR  PRIOR  REIMBURSABLE
EXPENSES

         No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of accrued salaries or reimbursement of expenses incurred on our behalf prior to the effective date of this offering by our officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than our board of directors, all of whom are officers. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.
See "Risk Factors," "Use of Proceeds" and "Certain Transactions."

MATERIAL PERSONS

         Our officers, directors and major shareholders are the only persons who have been instrumental in arranging our capitalization to date. Neither of our officers or directors are acting as nominee for any persons or is otherwise under the control of any person or persons. There are no agreements, agreements in principle, or understandings with regard to compensation to be paid by us to any of our officers or directors.

         It is anticipated we may make sales of shares to officers and directors. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of our shares. Such purchases may be used to reach the amount required for closing in the event such amount is not reached as a result of purchases by the general public. Thus the officers and directors could purchase up to 100% of the amount required for closing if no sales are made to new shareholders. Such purchases will increase the equity interests already owned by the officers and directors.

         Investors should carefully review the financial statements, which are an integral part of this prospectus.

         Dealers participating in this offering are required to deliver a copy of the final prospectus to any person who is expected to receive a confirmation of the sale at least 48 hours prior to the mailing of the confirmation.


                                  RISK FACTORS

         The securities offered hereby are highly speculative and involve substantial risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could cause the value of our common stock to decline.

         Our financial status creates a doubt whether we will continue as a going concern for more than 12 months from the date of this prospectus, and, if we do not continue as a going concern, investors may lose their entire investment.

         We have nominal assets and limited operations with which to create operating capital. We seek to raise additional capital to promote and advertise our services in an offering of our common stock on Form SB-2. If all the shares offered are sold, we will receive up to $4,964,000 net proceeds to pay for our estimated operating expenses. There can be no assurance that such offering will be successful.

         Our Chief Executive Officer will conduct our activities on a part time basis. As a result of his participation in business activities of other companies, his limited attention to our company may delay the development of our business.

         This offering is self-underwritten, and has no minimum which must be raised, which means that we may not raise any proceeds or only nominal, and investors run the risk of losing their entire investment.

         We have no customers and generate no revenues and if we fail to successfully implement our business plan by developing a solid customer base and generating revenues we will go out of business.

         Our success is dependent on successful implementation of our business plan. This involves developing and expanding our operations on a profitable basis and developing marketing and promotional channels to promote our services on a regular basis. We have not entered into any agreements to utilize our services with any company. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain contracts with a significant number of clients. If we fail to obtain contracts with a significant number of clients to generate meaningful revenues, we may not achieve profitability and may go out of business.

         We face intense competition from other ASP providers with similar applications, which may adversely affect our revenue and profitability.

         A large number of ASP providers offer similar services that we plan to offer. Most of these firms have greater resources in terms of people, money and experience. If we cannot successfully compete with these firms, the future of our business and results of operations will be adversely affected in terms of little or no revenue and profitability.

         Our success depends significantly on the continued services of our management personnel, John P. Gorst, our Chairman of the Board, President and Chief Executive Officer and M. Carroll Benton Secretary and Treasurer, Chief Administrative Officer and Interim Chief Financial Officer. Losing any one of them could seriously harm our business. Competition for executives is intense. If we had to replace either one, we would not be able to replace the significant amount of knowledge that they have about our operations. We do not maintain "key man" insurance policies on anyone. We do not have employment contracts with John
P. Gorst or M. Carroll Benton.

         Other business ventures of our executive officer may present a potential conflict of interest.

         John P. Gorst and M. Carroll Benton are two of our three officers and sole directors and have control in directing our activities. They are involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, they may face a conflict of interest. Either one may take advantage of this business opportunity through other companies that they work with. In such event, we will loose potential revenue, which will negatively affect the value of shares of our common stock.

         Shares eligible for public sale after this offering could adversely affect our stock price.

         After this offering there will be outstanding 22,000,000 shares of our common stock. Of these shares, the shares sold in this offering will be freely tradable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 12,000,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act. These restricted securities will first become eligible for resale under Rule 144 on November 7, 2004.

         We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities. Our stock price may decline if the resale of shares under Rule 144 in addition to the resale of registered shares at certain time in the future exceeds the market demand for our stock.

         Market conditions and Market Makers may cause your an investment in our common stock to may be very illiquid. Unless a trading market for our shares is developed, you will not be able to resell your stock, and, market makers may influence the stock price.

         We plan to have our shares trade on the NASD over-the-counter bulletin board. There is no trading market for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

         To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

         The application of the "penny stock" rules could adversely affect the market for our stock.

         The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

o net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

o net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

o average annual revenue of at least $6 million for each of the last three years.

         We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

o deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

o provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

o send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

         In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

         These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

         The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

         We are controlled by officers, directors and principal shareholders.

         John P. Gorst, M. Carroll Benton, Mark Levin, Clifford Mastricola and Clayton Chase will beneficially own approximately 55% of the outstanding stock upon completion of this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of the common stock.

         We have a need for subsequent funding.

         We may need further funding to proceed with our proposed plan of business. We believe that we will be able to fund our planned operations from the proceeds of this offering for twelve months from the date of this prospectus, even if we only raised a nominal amount of additional capital. We do not have a commitment with respect to any additional capital. We have no loan commitments from, or lines of credit with, banks or other financial institutions. Therefore, the continuation of our business will depend on our ability to raise additional funds through equity and/or debt financing. We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, would impair severely our business operations.

         This prospectus contains certain forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

         We have designated only limited specific use for the net proceeds from the sale of common stock described in this prospectus. We expect to use the net proceeds for working capital and general corporate purposes. Consequently, the Board of Directors and our management will have broad discretion in allocating the net proceeds of this offering. See "Use of Proceeds."

         We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our earnings, if any, for use in our business and does not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, regulatory capital requirements, the general financial condition and future prospects, general business conditions and such other factors as the Board of Directors may deem relevant.

         Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                                 USE OF PROCEEDS

                Because management has no specific business contemplated for us, it is unable to indicate precisely categories for the use of proceeds from this offering. In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. The table also shows how we will use the proceeds of the offering.

                                                    AMOUNT OF NET PROCEEDS
                                                   AT 10%             AT 100%
 Company Proceeds from the Offering               $500,000          $5,000,000
  Less: Offering Expenses                           15,000              36,000
                                       --------------------      --------------

 Net Proceeds from Offering                       $485,000          $4,964,000
                                       --------------------      --------------

 Use of Net Proceeds:
 General Working Capital                          $485,000          $4,964,000
 Total Use of Net Proceeds                        $485,000          $4,964,000
                                       ====================      ==============


 (1)We intend to utilize the proceeds from this offering in the priority set forth in this column whether or not such gross proceeds or a lesser amount are raised. No assurances are given that we will sell any shares.

(2)The working capital (i.e., monies to be used, including but not limited to due diligence, travel and related out-of-pocket expenses, and consulting fees, if any. Working capital also will be used to pay other costs of our operations, including legal fees and costs incurred in filing periodic reports under the federal securities laws. A portion of the gross proceeds raised hereby may be paid to officers, directors and promoters, and their affiliates or associates, for any of their out-of-pocket expenses relating to this offering. We have not established any limit on the amount of the gross proceeds that may be paid to officers, directors and promoters and their affiliates or associates for expenses of the offering. However, no portion of the proceeds raised hereby will be paid to those persons, directly or indirectly, as consultants' fees, advisors' fees, officers' accrued salaries, directors' fees, finders' fees for acquisitions, purchase of shares or other payments, in accordance with an informal understanding among management. Management is not aware of any circumstances under which such policy may be changed.

         We have not and do not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of our officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this offering except for reimbursement of out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in our favor or will otherwise not cause us to lose potential opportunities.

         None of the proceeds raised hereby will be used to make any loans to our promoters, management or their affiliates or associates of any of our shareholders. Further, we may not borrow funds and use the proceeds therefrom to make payments to our promoters, management or their affiliates or associates.

                                    DILUTION

         We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.

           The table below assumes that the minimum of 10% of the amount of shares offered hereby are sold.

                                        SHARES ISSUED             TOTAL CONSIDERATION              AVERAGE PRICE
                                   NUMBER         PERCENT        AMOUNT        PERCENT               PER SHARE

Founders                          12,000,000         92%        $30,000         5.7%                   $0.0025
New Investors                      1,000,000          8%       $500,000        94.3%                     $0.50

                                       12

                               -------------- -------------- ------------- ------------

Total                             13,000,000        100%       $530,000         100%                    $0.041
                               ============== ============== ============= ============

         The table below assumes the maximum amount of the shares offered hereby are sold.

                                        SHARES ISSUED              TOTAL CONSIDERATION             AVERAGE PRICE
                                    NUMBER         PERCENT        AMOUNT        PERCENT             PER SHARE

Founders                          12,000,000          54.5%       $30,000        .6%                         $0.0025
New Investors                     10,000,000          45.5%    $5,000,000      99.4%                         $0.50
                               -------------- -------------- ------------- ------------

Total                             22,000,000           100%    $5,030,000       100%                     $0.23
                               ============== ============== ============= ============

         As of November 30, 2003, the net tangible book value of our common stock was $11,727 or $.00098 per share based on the 12,000,000 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 10,000,000 shares at an offering price of $0.50 per share and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $4,975,727 or $.226 per share, based on the 22,000,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $.46 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

         (1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

           The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.


                                                                         SHARES           SHARES
                                                                        50% sold        100% sold
                                                                     ---------------- ---------------
            Offering Price                                                     $0.50           $0.50
            Net tangible book value before offering                         $0.00003        $0.00003
            Increase attributable to the offering                              $0.50           $0.46
            Net tangible book value after giving effect                        $0.00          $0.037
            to the offering
            Per share Dilution to new investors                                $0.50           $0.46
            Percent Dilution per share                                          100%             92%

         We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

                                 CAPITALIZATION

         This table represents our capitalization as of November 30, 2003 as adjusted to give effect to this offering.

                                                             ACTUAL         SHARES         SHARES
  Stockholders Equity                                                       At 50%         At 100%
------------------------------- ----------------------- -------------- -------------- --------------
  Common Stock, $0.001 par
  value Authorized -
  250,000,000 shares
  Issued and Outstanding -
                                  12,000,000 shares              12,000
  @50%                            17,000,000 shares                             17,000
                                                                             2,495,000
  @100%                           22,000,000 shares                                            22,000
                                                                                            4,990,000
  Additional Paid in Capital                                     18,000         18,000         18,000
  Deficit Accumulated                                           (8,850)        (8,850)        (8,850)
  Total Stockholder Equity                                       $3,650       $253,708       $503,758
                                  ======================= ============== ============== ==============




                              PLAN OF DISTRIBUTION

         This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $.50 per share until all shares are sold or until the offering is terminated or November 30, 2004.


                                PROPOSED BUSINESS

         BUSINESS OVERVIEW

         Aptus Corp., (collectively referred to as "we" and "Aptus"), was incorporated under the laws of the State of Delaware on April 4, 2002, and is in the early developmental and promotional stages. To date our only activities have been organizational ones, directed at developing our business plan and raising our initial capital. We have not commenced any commercial operations. We have no full-time employees and own no real estate.

         EXECUTIVE SUMMARY

         Aptus is an Application Service Provider ("ASP"; an ASP customer uses a web browser to run software products without the need to download or install the software application) focused on the small office/home office and small/medium enterprise (SoHo and SME) markets. Aptus's provides three levels of service that enable subscribers to use standard off-the-shelf Windows applications, and more complex line of business applications that are not currently installed on their individual PC's. Aptus's users can easily subscribe to a variety of Windows applications, and store and maintain their personal documents and data on the Aptus data center or the local machine.

         Aptus develops, implements, operates and supports packaged software applications that can be accessed and used over the Internet. The Internet Quality Application (IQA) services, are based on packaged applications from leading software vendors and are selected to meet the needs of the small and medium enterprise (SME) market, and include business functions such as
e-commerce, sales force automation, customer support, human resource and financial management, messaging and collaboration, and professional services automation. In order to deliver and support our IQA services, we have constructed a highly reliable and secure network, including one primary Data Center located in the Pacific Northwest region and the intent of building one additional Data Center on the East Coast.

We implement selected packaged software applications in our Data Center, configure them to meet the needs of our clients, then bundle them with Internet access, back up, security, virus protection services and operational support. Part of our differentiation and value proposition is we integrate these elements of technology on our own proprietary Linux based infrastructure - made up of terminals, routers, firewall security, and specific printer management technology and sell them to clients as a service for a recurring monthly fee over a fixed term. In addition, as part of our IQA services, we offer complex Web hosting services to clients who want to run their own software applications using our highly reliable and secure network.

         The advantages our clients realize by purchasing our IQA services rather than purchasing and implementing the application software include:

o        faster time to benefit;

o        reduced technical and integration risk;
         `
o        reduced reliance on internal IT staff; and

o        lower total costs and elimination of large capital investment.

         We are able to deliver these benefits to our clients through a central Data Center linked by a dedicated network and by robust transit connections to four major Internet backbones. Our Data Center is comprised of standardized hardware environments to support our applications, embedded security, Hewlett Packard and Dell Computers disk arrays for storage and real-time back-up, and significant levels of infrastructure redundancy. Our network is monitored and managed through the IQA, which enables an engineer to see all hardware, software, and network elements of a client application in a single view. Hewlett Packard assisted in the design of our network. We believe that controlling all elements of the network from the client's Internet backbone provider or LAN with our proprietary methodology enables us to deliver superior response time, reliability and security for our clients. We can substantially reduce implementation time because we deliver our applications in a consistent and pre-configured environment. Moreover, our clients do not need to mediate among disparate vendors because we take total responsibility for application support and system performance and availability.


         APTUS PRODUCT VALUE PROPOSITION

         LOWER COST

         Typically, for most of the SME market, the total of all Aptus subscription fees per year is less than half of what it costs them now per year to provision, support, maintain, upgrade, replace and depreciate both the PCs & software for all their workers and the requisite servers, local area networks, and wide area connectivity between offices.

         Gartner and many other authoritative sources put this total annual cost for each worker at $7,500 to $9,000 or more versus $2,000 for each virtual desktop provisioned by Aptus Subscriber Computingtm (which incorporates basic file, print and email server functionality, local area network infrastructure and wide area connectivity). So, as we say, "Everything you're doing now, only better, and at half the cost."

         The same math holds true for new  enterprises.  Aptus  represents a low
cost  alternative  to  installing  an  all-new  computer   infrastructure   with
traditional distributed client service architecture.

         NO CAPITAL COST

         Most enterprises will find Utility Computing a key advantage. In addition to the Aptus solution being low cost, it also provides zero start-up costs by utilizing the current customer's hardware. Enterprises, large and small, can conserve capital dollars and lines of credit.

         MORE SECURE

         With Aptus Utility Computing, enterprise information is far more secure and information integrity far more robust than with typical in-house client-server environments. Never worry about "C" drives on PC's crashing ever again. All files are redundantly stored at the Data Center and backed up daily. Access to enterprise files is strictly controlled.

         The Aptus Processing Center is Class A facility with the most advanced access security, fire protection, un-interruptible power supplies and environmental controls. Dedicated servers maintain the tightest virus protection including active real-time scanning of inbound files.

         MORE FLEXIBLE

         Utility Computing is a liberating source of flexibility. Customers can very simply add subscriptions for new workers - and with no capital cost - or they can de-subscribe them if they are downsizing. Individual workers can subscribe to new applications as they need, or they can de-subscribe them when they are no longer required.

         All this means is that the enterprise can be far more nimble. Infrastructure can be quickly and effortlessly adjusted to suit the business requirements of the moment.


           APTUS PRODUCT AND ITS IMPACT ON BUSINESS OPERATIONS

           REDUCE DEPENDENCE ON INFORMATION TECHNOLOGY RESOURCES

         Larger enterprises will find that they can focus their limited Information Technology (IT) resources on the enterprise and mission critical applications while leveraging these IT resources more effectively. Most large IT shops would like very much to offload the desktop issue and that is where Aptus plays a key role.

         In the SME arena, properly qualified IT staff are hard to find, hard to keep and seem to be relatively expensive. With Aptus this dependence is mitigated because we design, install, support, manage, maintain and upgrade your entire enterprise computer infrastructure from a central Data Center.

           HIGHER PRODUCTIVITY

         Workers cannot download and play games, or fiddle with their Virtual Desktop environment. Aptus provides a locked down, no nonsense, work environment. Moreover, the guaranteed homogeneity of this work environment across the enterprise reduces productivity losses stemming from non-interoperability, and the availability of effective help desk support reduces productivity losses arising from peer support.

         And, the Aptus environment works - works fast and works all the time. Workers have access to their Virtual Desktops 24 hours a day, 7 days a week, 52 weeks a year - and help desk support too - so key work never has to be delayed. With everyone using the same tools, communication and collaboration across the enterprise is assured.


         Aptus's three levels of service are:

ALWAYS-ON UTILITY COMPUTING - This level of service provides standard off-the-shelf Windows applications to small/medium enterprise and SoHo clients on a subscription basis alleviating the need for the client to purchase licenses, servers, antivirus software, or other items needed to maintain a Windows network. The Always-On service is provided through direct telesales for the smaller (10 - 50 user) clients, and through face-to-face sales for the larger clients that have more complex needs.

         For its subscribers, Always-On offers immediate access to a variety of software titles, with no installation required. The Aptus and the ASP model eliminates the need to install and maintain software on personal computers, allows for storage of data and information either at the data center or the local machine, and provides value added features while using the software. The ASP concept also reduces the risk of computer viruses and allows for ongoing backups of user data and important information.

ENTERPRISE UTILITY COMPUTING (EUC)-
         This service is targeted at the resellers of the more complex line of business applications such as accounting, sales management, contact management, human resources etc. that require a more involved and complex back office functionality. By providing their applications in an ASP model, the reseller can increase sales traction and reduce sales cycles by off-loading the back office complexities to Aptus. The service is provided to the small to medium enterprise through resellers, and when appropriate these software packages will be offered to the existing Always-On users.

         The ASP model creates immediate revenue opportunities for software resellers and reduces the phenomena of software piracy, as the software title is no longer downloaded or installed on the user's PC.

         Aptus intends to develop long-term relationships with resellers and together market the service to the end-users. Revenues will be generated from software hosting fees, and additional value added offerings such as thin clients, online training and E-commerce references. Aptus will support and promote the ongoing software industry trend toward renting software, and plans to become a leading ASP for the SOHO and small/medium enterprise market.


E-ACCOUNTING  (Core Business)

         Aptus is negotiating an exclusive licensing agreement with Insynq Inc. a premier ASP provider. Insynq will license the e-Accounting brand as Aptus adapts, implements, operates and delivers industry-leading software and services for small and medium size enterprise business. Using the public Internet as the underlying network infrastructure, Aptus's services can be deployed to virtually any location with Internet service. The applications hosted are developed by leading software vendors, and are designed to meet the needs of the small and medium enterprise market. These applications are used to support such business functions as accounting and finance, electronic commerce, customer service and support, general office productivity, messaging and communications, document management and storage, information technology management, and specific vertically-oriented business processes. These services are provided to businesses on a monthly subscription basis.

         In order to deliver and support the ASP solutions, Aptus has constructed a highly reliable and secure data services infrastructure, including one primary data center located in the Pacific Northwest region, and with the intent of building additional data centers as our market presence is expanded. The data center is comprised of standardized hardware environments to support application hosting services, embedded security, sophisticated storage disk arrays and data storage facilities, off-site data archival, and a significant level of infrastructure redundancy.

         Aptus's major differentiator is in our proprietary delivery system and technologies. Aptus's ability to bundle and deliver integrated application environments, facilitated with the use of our delivery technologies, allows rapid deployment of highly complex and completely managed systems in less time and at less cost.

         The advantages that our clients realize by subscribing to the services are:
        Faster time to benefit from new technology implementations
        Reduced risk of implementing or integrating new  technologies
        Reduced reliance on internal information technology staff
        The reduction of large IT capital investment and a lower total cost of ownership

         Aptus believes that, by understanding and managing all elements of the network - from the client's local area network to the data center infrastructure
- it can substantially reduce implementation time and consistently deliver a high level of security, reliability, and response. In addition, clients do not need to interact with or mediate disparate vendor deliveries, because Aptus takes total responsibility for application services, delivery and system support.

         Once a client signs with Aptus, investment is made in the hardware, software, and implementation resources needed to deliver that client's services. Since Aptus owns or provides most of the elements for a client's implementation and can therefore control the quality of the deliverable, it is anticipated that Aptus will experience a high level of client satisfaction and retention. Aptus also expects to benefit from rapidly growing recurring revenue streams, which is believed will generate substantial positive cash flow in later years.

         There are key trends occurring in the marketplace that create a substantial opportunity for a single-source provider that combines application services, implementation and operational support, hardware, software, and Internet-based communications for small and medium size businesses.

          A number of potential vertical market opportunities have been identified that are generating focus in the industry, and have developed a method for defining and leveraging our competencies to reach those markets through a targeted "channel" sales approach.

         In developing a channel or vertical market opportunity, members of our subscriber base are identified that are experiencing substantial value using the service and by learning from them. Management explores its own knowledge resources and competencies as they relate to this new business model, and find them to be substantial or build on them. Opportunities are advanced by partnering with organizations whose mission is to create or support a business model that matches very closely that of Aptus's model profile. Services are then crafted that not only meets with the requirements of the target model, but that capitalizes on the understanding of the technology and its application, partnerships and alliances, and the Companies own core competencies. The primary requirement for introduction to any vertical or channel is to increase the value opportunity for the target subscriber, rather than simply provide a commodity product or service.

         For the past several years, Aptus has been delivering outsourced technology services to small business customers. In the past year, Aptus has been focusing heavily on creating products and services to address the changing needs of the accounting industry.

         Accounting and bookkeeping services spend tremendous amounts of time traveling to client offices and manipulating and transporting electronic and paper media. Many view this as the "necessary evil" of the service they provide, particularly when the desire is to have access to the same accounting data using the same applications. As the accounting practices became more and more the systems consultant when it came to computerized accounting applications, there was increased opportunity to become involved and influence other areas of the business.

         Unfortunately, this progression into technology consulting does not work for everyone. Many accounting and bookkeeping practices continue to find it difficult to express their value to their client base, drive increases in revenues by providing more product or service opportunities, and keeping their costs of doing business down. Competencies in accounting and finance may become clouded with competencies in technology and implementation, causing many professionals to hesitate in becoming involved with technology to any substantial degree for fear of losing credibility. As the primary outside influencer to most businesses, and working in an increasingly competitive industry, the accountant cannot afford to make serious business mistakes involving his clients.

         The professional accountant - often acting as the small business CFO - is generally the one from whom a business owner takes advice. Yet, in the Internet and e-business economy, the accountant's position may be weakened by not clearly understanding the importance and appropriate uses for technology.

         Aptus has developed the business model, the technology delivery, and the application environment that addresses the specific needs of this industry. Through the increased efficiencies experienced with using our services, professional accountants and bookkeepers find that they are now able to realize increased revenues by billing for services, not by the billable hour. Further, we provide our clients with the opportunity and tools necessary to broaden their scope of service and involvement with their client businesses, and we have the DOMAIN EXPERTISE and resources to help those businesses transition to or incorporate e-business technologies. The professional has the opportunity to develop new competencies in business technologies without having to invest the entire practice and put the client base at risk. This allows the professional to establish his position more closely to the top of the business value chain, and creates business opportunities for bookkeeping and data processing services and others who perform the mechanics of the accounting and business process. The value opportunity is directly extended to client businesses and outsourcing agencies, as well. The efficiency and flexibility of this delivery model solves many technology and business problems that a more conventional approach only exacerbates

         Aptus capitalizes on a number of key strengths in developing a leading market position as an Applications Infrastructure and Applications and Managed Services Provider. These strengths include:


E-ACCOUNTING PRODUCT DEVELOPMENT
         The Executive Dashboard

         The concept of the Executive Dashboard (EDB) is to give the CEO, president, or owner of a small business their own personal summary of the things that matter most to them. While it is based on the company's accounting, it is not an accounting tool, per se. It does not require any accounting knowledge to understand or use. It is a simple yet very powerful and attractive tool to monitor one's own business. EDB was conceived to create an additional revenue stream, in which a majority of the customers of the e-Account it products are expected to also purchase the EDB within several months of their initial purchase--if not immediately after learning of its existence.

         The EDB is a web-enabled application that bolts on to our e-Account it Professional products. Before going to market, this product will we also integrate with other well-known accounting software such as Intuit Quick Books, Peachtree and MS GREAT PLAINS. By integrating the EDB with these and other applications this would give Aptus access to 94% of the Accounting software market.

         To ensure both the sale of the e-Account it product and the Executive Dashboard itself, the plan is to include the Executive Dashboard within the e-Account it product. In the e-Account it package itself, only the opening screen (Overview) would be available to the users with their own data. A click on any of the other tabs, reports, or other utilities, would produce a message instructing them to call and register the add-on to activate its full functionality. E-Account it customers will be able to view the different tabs themselves (see screen shots below) and see the information included, but none of their own data would actually appear.

         Aptus strongly believes that the customers' experience with the opening screen, and their own data, will compel them to acquire the full power of the EDB. All the vital information is accessible to the executives as it happens, anywhere, anytime--instantly at their fingertips. All of these features would be available on a subscription basis.

         The inclusion of the EDB in the e-Account it product (with only the first screen functional) is THE hook for the sale of e-Account it as well as the Executive Dashboard. Also, in this manner, no packaging is necessary for the Executive Dashboard itself, leaving a 100% profit margin.

         The Executive Dashboard also produces html files designed specifically for the CEO's PDA giving him all the information in the palm of his hand.


         The following are screen shots of the Executive Dashboard:

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         PROFESSIONAL  SERVICES  -  Professional  services  are  provided  as  a consulting engagement to those larger medium enterprises and Fortune 1000 level corporations, government, or education institutions that for internal reasons cannot utilize externally hosted services but would rather bring the technology in house. Professional services are provided through direct sales to these clients through an account management team.

         Aptus intends to engage with major global resellers and clients such as Lehman Brothers, Com Systems and many others, and, is rapidly working to offer the Aptus service globally.

         MARKETING STRATEGY

         Aptus's marketing strategy calls for the more traditional direct sales approach to small to medium enterprises and SoHo clients for the Always-On services, and reseller recruitment for the EUC services. Through the planned marketing strategy, Aptus intends to attract a maximum number of users at the lowest possible cost. And Always-On EUC reseller enjoys the benefits of providing their users with a unique and "sticky" service, with no capital expenditure. This marketing approach allows the reseller to focus on their core business and maintain their brand name and client "control."

         The Company believes the strongest differentiators are the proprietary methodologies employed to ensure application delivery, subscriber management, and application provisioning and billing.

         The Aptus short-term marketing goals are to establish a sales presentation, marketing approach to achieve sales traction in two target markets. Then tune the presentation and approach via metrics tracked in the sales and marketing cycle to facilitate replication of the successful components in other markets nationally, then internationally.

         MANAGEMENT TEAM

         John P. Gorst, President and Chief Executive officer
         M. Carroll Benton, Chief Administrative Officer and Interim Chief Financial Officer Joanie C. Mann, Vice President

         BOARD OF DIRECTORS AND ADVISORY MEMBERS:

         John P. Gorst - Co-founder of Aptus
         M. Carroll Benton - Co-founder of Aptus

         OUR SERVICES

THE ALWAYS-ON SERVICE

         Always-On answers the need of consumers in the SoHo (Small Office & Home Office) and SME (Small & Medium Enterprises) marketplace to find high cost/benefit, low maintenance, and convenient software applications, and introduces a new application subscription model. Always-On is an Application Service Provider (ASP) that allows consumers to subscribe to a variety of software applications through a number of platforms, and from any access point, wireless, wired or web.

         Always-On reduces or eliminates the need to:

o        Purchase software and hardware upgrades
o Purchase software packages that will be used only occasionally o Install and troubleshoot software o Backup files and important user information o Maintain user information and access to it o Deal with computer viruses and hardware failures

         Aptus will provide these services directly through telesales to smaller clients (10 to 50 users) and account representatives for medium size (50-1000 users) clients. Users can reach their applications and data from any remote access platform, using any Internet browser, ending the need to be at home to use their "home PC", and enjoying greater availability and access to software packages and their data and documents.

         The Always-On service will expand the application reach of end-users and provide them with a "virtual" desktop and documentation library. The user can benefit from using the Always-On web portal for storing and maintaining documents and files online, enjoying the convenience of easy and secured accessibility from anywhere.

         In essence, Always-On forms a "remote desktop portal" and a "remote hard drive" for Internet users. With a variety of applications and practically unlimited storage capacity, Always-On is able to eliminate many of the problems that many application users face.

         Users are no longer required to unwillingly purchase a software package whose practicality is unknown. The subscription program will allow users to rent applications on-line. Subscribers will be able to try various applications to determine the optimal package, and continue to rent the application, as they need it.

         With Internet access, there is no longer a requirement to install or adjust applications to the user's computer. Always-On's portal allows for a seamless application execution and utilization, comparable to surfing a web site.

         Always-On eliminates the aggravation of realizing that a software or hardware package has been made obsolete, incompatible, or virtually useless due to new versions, program compatibility or hardware upgrade issues. Always-On administers the upgrading of the software in its inventory. Furthermore, with a speed scalable server, users do not face the possibility of new software versions exceeding the capability of their hardware. Even slower modem speeds, such as 28.8K, receive a good response from the server. Again, like Internet applications, the ability to click and use programs is compatible with virtually any system.

         One of the major advantages of the Always-On's service is that users do not need to worry about backing up files, virus protection, firewalls, application licensing or purchasing new storage space, servers or other hardware. Always-On enables users to merely save files in their portal, where they will be kept safe and secure.

         Lastly, users are completely freed from issues concerning viruses. Always-On servers automatically screen all of its downloads and uploads of files and data with the most recent anti-virus software, and uses cutting edge technologies to eliminate any possibility of the Company's systems being affected. Users do not need to purchase anti-virus software or screen downloads. Furthermore, with the user's files and applications stored at Always-On, viruses have fewer opportunities to do damage.

         THE ALWAYS ON PORTAL




         [GRAPHIC OMITTED][GRAPHIC OMITTED]

  ENTERPRISE UTILITY COMPUTING (EUC)-

         This service is targeted at the resellers of the more complex line of business applications such as accounting, sales management, contact management, human resources etc. that require a more involved and complex back office functionality. By providing their applications in an ASP model, the reseller can increase sales traction and reduce sales cycles by off-loading the back office complexities to Aptus. The service is provided to the small to medium enterprise through resellers, and when appropriate these software packages will be offered to the existing Always-On users.

         The ASP model creates immediate revenue opportunities for software resellers and reduces the phenomena of software piracy, as the software title is no longer downloaded or installed on the user's PC.

         Aptus intends to develop long-term relationships with resellers and together market the service to the end-users generating revenues from software hosting fees, and additional value added offerings such as thin clients, online training and E-commerce references. Aptus will support and promote the ongoing software industry trend toward renting software, and plans to become a leading ASP for the SOHO and small/medium enterprise market.

         ADVANTAGES

         The major advantage to Aptus ASP Services is that it allows the reseller to private label the service with a "powered by Aptus" statement to its prospective clients. The reseller focuses on what they do best - develop, sell, and support their software. EUC is focused on what it does best - deploy applications utilizing its technologies.

o The EUC service provides the reseller with the availability to: o Host their software without large upfront costs o Demonstrate their application across the internet to prospective clients o Provide training and support remotely
o Utilize Aptus's proprietary technology to bill, audit, manage and support their clients o Provide HIPAA (Health Insurance Portability and Accountability
Act) Compliance in their hosted solution o Provide FDIC regulation August 2001 Compliance in their hosted solution o Offer their software, if applicable, to the Always-On user base.

         Aptus's strategic relationships also provide for a high level of technical assistance from our strategic partners ensuring our quality of service, expedited problem resolution, and new product/service development assistance. The Aptus EUC data centers have been audited and certified by IBM and Microsoft.

         Resellers are being driven to the ASP marketplace by the continuous pressures placed on them by competitors, the press, and market demand. The ASP applications reduce the reseller's time to market and aids them in maintaining focus on their core business rather than developing their own internal ASP offering and building their own data centers, which incur a large upfront cost.

         PRIVATE LABEL RESELLER PORTAL (BASIC)

         [GRAPHIC OMITTED][GRAPHIC OMITTED]

PROFESSIONAL SERVICES

         Professional services are provided as a consulting engagement to those larger medium enterprises and Fortune 1000 level corporations, government, or education that for internal reasons cannot utilize externally hosted services but would rather bring the technology in house. Professional services are provided through direct sales to these clients through an account management team.

CORE TECHNOLOGIES

ALWAYS-ON APPLICATION PORTAL

         The Always-On application portal is a state of the art Internet portal that uses leading industry solutions. The web site provides easy and secured access to available Windows(TM) applications at Always-On, and enables the user to access a personal desktop portal and the information that it contains. The Always-On web site is designed for maximum flexibility and ease of use, and allows users to fully personalize their applications.

         Use of the system is as simple as using a browser. By going to the Always-On Application Portal, users are presented with a simple applications menu from which to choose. Applications are capable of being fully customized, meaning that the options allowed by the application to change interface modes, use macros, etc., are immediately incorporated into the launched application. The web site window is designed for rapid access to a user's documents and applications.

         The Always-On Application Portal also presents features that add to a client's utility. Notices of software issues, online training and assistance, and account information are all provided in a user-friendly menu.

         The Always-On Advanced Client, for Windows PC users initially, then through research and development efforts ported to Macintosh and Linux, the end-user is provided with an advanced feature set including:

o       Automatic file association (Current Version)
o This allows a locally stored document (i.e. on a laptop) to be launched from the Always-On Portal
o The functionality provides for on-line and off-line functionality to allow for remote unconnected periods (i.e. laptop onboard an airplane)
o       Driver-less Printing (v2.0)
o This feature allows the end-user to connect any printer regardless of windows 2000 compatibility, this dramatically reduces calls to the Always-On helpdesk
o       Always-On "My Documents" folder (Current Version)
o Provides instant access to client files stored in the Always-On data center, similar to the local "My Document" folder functionality.

o       Connection Tester (v2.0)
o This feature provides a connectivity test to the data center from the client ensuring the client's connection to the Internet is clean and reliable.
o       Single Sign-On (Current Version)
o Regardless of where the applications are physically hosted the client authenticates the user, in order that a user does not have to re-enter login credentials.

RESELLER MANAGEMENT PLATFORM - EXCALIBUR

EUC's Excalibur Management Platform can help resellers setup and manage their software application services. Excalibur frees resellers to focus on their core business and operational tasks...delivering valuable services to their clients.

Excalibur has a unique subscription based provisioning system that integrates Citrix MetaFrame and a powerful internal billing system which records usage history and allows for billing by time, frequency, or transactions. With Excalibur, resellers can provide flexible billing structures as well as a platform for "sub-providers," (such as strategic partners or sub-resellers) to add extra profit margins, setup fees, integration fees, etc.

VALUE PROPOSITION

Excalibur   saves  time  and  money  compared  to  other  methods  of  recording application usage, billing and deployment. Also, Excalibur can deploy and manage applications with no recoding and no duplicate data entry.

Scalability has long been an issue for providers in addition to high costs to track, capture, bill and interchange data with clients, vendors and partners. Excalibur addresses these issues by providing a truly scalable provisioning and service management platform from top to bottom of the ASP Eco-System, it allows for instant deployment of applications to the resellers clients, and totally automated billing based on the resellers business rules.







         [GRAPHIC OMITTED][GRAPHIC OMITTED]

FUTURE ACCESS METHODS

         Any user that has digital data remote access capability is able to initiate application launching and personal desktop access over the Internet. All that is required in addition to a remote access technology is hardware capable of processing the application, such as:

         Desktop Computer - Completed and Deployed Laptop Computer - Completed and Deployed WebTV - Pending Further Market Study PDA1 - Enabled on all Windows CE and Pocket PC Devices Paging Device - Pending Further Market Study Television Set Top Box - Pending Further Market Study Sony PlayStation - Pending Further Market Study Internet TV - Pending Further Market Study
         Cellular Phone - Deployed on certain Nokia and Ericsson phones
         Thin Clients / Internet Appliances - Maxspeed, Wyse, Compaq, IBM, HP, Others

         Such an array of hardware options provides extensive benefits for users that do not need or are uncertain about purchasing a state-of-the-art, large memory, and high processing power computer. Such consumers can instead rely on a simpler, less expensive technology, and derive more computing power from Aptus. Management had decided in early 2002 to shelve this project due to budget constraints. However, financial resources have recently been budgeted for the completion of the technology and anticipate Excalibur will be revived in 2004.

PRODUCT STRATEGY & ROADMAP

         Aptus's business objective for the fiscal year 2004 is to be among the first to offer this service in the market, and build a large market share.


  SERVICE DELIVERY STRATEGY

APTUS DATA CENTERS

         The Always-On Application Portal and Enterprise Utility Computing services will include a number of Internet and application servers, referred to as a "server farm". The server farms will become one of Aptus's most valuable assets, and will be co-located at Internet data centers to be managed by one of the leaders in the Internet application collocation market. These facilities are to be located in Washington State and the East Coast with major Internet backbone junctions to allow for the fastest Internet connection available.

         We anticipate the management by leading data center hosting companies with state of the art Internet backbone will, provide Aptus with Data Center operation and monitoring, as well as state of the art redundancy support and maintenance.

         Aptus has selected the co-location hosting approach to reduce operating and maintenance costs, and to get the maximum available communication bandwidth. The server farm has high scalability, and can easily increase its capacity for a sudden influx of users. This will ensure our service's optimal response time and bandwidth. The data center staff will ensure its proper function and redundancy.

DATA CENTER OPERATIONS

The data centers maintain a 5-layer security profile, preventing and monitoring for unauthorized access, hackers or malicious attacks. All application services are provided at an n*2 rather than an n+1 service level unlike other ASP's.

ALWAYS-ON SPECIFIC SECURITY INFORMATION

         User authentication and credit card transactions are performed by the "gatekeeper" user authentication services, which is a proprietary service, and protocol that communicates between the application server operating systems, credit card processing company and the web servers, providing an additional buffer security layer. Also the "gatekeeper" in coordination with the credit card merchant authenticates credit card transactions in such a manner that Always-On is NEVER in possession of the clients credit card data, adding to the clients' level of comfort.

CUSTOMER SERVICE

         Customer Service is responsible for analyzing customer service delivery requirements, provides for determining account support resource needs, developing service deployment processes, managing service deployment processes, administering level 1 technical support, surveying customer needs and satisfaction, and estimating account support costs.

REQUEST NOTIFICATION & RESPONSE

         Upon opening a trouble ticket, the Aptus Call Center sends a request notification indicating the trouble ticket's call number by e-mail to the Customer or reseller. If requested, a request notification is also sent by e-mail to the reseller's customer.

STATUS UPDATE

         At any time during the customer care process, the customer or reseller can request a status update by sending an e-mail to the Aptus Call Center with the following text in the "subject" line:
         Call Status (Insert Call # here)
         EX. Call Status (680)

REQUEST RESOLUTION

         Upon resolution of the trouble ticket, the Aptus Call Center notifies the customer or reseller by e-mail and/or telephone.

SUPPORT OPTIONS

        Customer Support for Always-On and EUC are available to subscribers in a number of ways: E-MAIL. - 24 / 7 / 365 Monitored email support accounts with guaranteed 15 minute response time.

        TOLL-FREE PHONE. 24 / 7 / 365 Manned call center with basic support and immediate escalation as needed.

        LIVE CHAT. Chat real-time with an Aptus Customer Service Representative in either Always-On or EUC support centers 24 / 7 / 365. Access chat anywhere from the Always-On and EUC sites by clicking on the "Support Chat" button.

        SELF SERVICE. Always-On and EUC provide self-service support options to clients and resellers including administration tools to resellers, and Internet connectivity test tools.

        ON LINE TRAINING. Customer Service Representatives provide online training for clients 4 times per week utilizing a web based conferencing tool, EUC technical engineers provide support to resellers utilizing both web based and Citrix management tools.

  ALWAYS-ON/EUC RESELLER SUPPORT

  Each reseller is supported by a Channel Account Manager, as well as Customer Service and Marketing support personnel. Customer service and marketing support efforts will be based on negotiated terms in the Channel Partner Agreement. Channel Account Managers will assist in collaborative sales calls, marketing efforts and provide support incident escalation as necessary.

CORPORATE TECHNICAL SERVICES

         Technical Services provides quality help support service to Customers to maintain maximum customer satisfaction. Additionally, technical services will provide technical and Customer support services to Sales and Marketing in assisting in increasing sales and to achieve maximum customer retention.

         Technical  Services provides for the continuous  evaluation and testing
of  the  Aptus  services   operating  system,   operating  system  and  software
installations, upgrades, service packs, and shrink-wrap application updates.

Content and service delivery is also administered by Technical Services. Technical Services has the responsibility for maintaining the library of content (applications) installation scripts, and supports a data center environment that is scalable and can be replicated, adaptable and to achieve 7 x 24 x 365 hours of 99.9% service level.

CALL CENTER

         Aptus Call Center defines the help desk support for customers, resellers and end-users, supports level 1 always-on customer help desk, supports level 2 customer or reseller help desk, provides for 24 X 7 help desk support, establishes production service level agreement metrics, measures production service performance, and manages the help desk knowledge based application.

  SALES & MARKETING

MARKET OVERVIEW

         The ASP industry is clearly in the embryonic stages of its life cycle despite all the hype and attention. According to IDC, the industry marketing analysis firm, worldwide spending for outsourcing services was $89 billion in 1997 and should reach $142 billion by 2002, a 10% compounded annual growth rate. IDC estimates the application outsourcing (AO) market, which comprises both application maintenance outsourcing and ASPs, will grow to $16.2 billion in 2003 from $7.0 billion in 1998. Forrester Research estimates more aggressive growth for AO with the market reaching $21 billion by 2001.

         The early adopters and targeted markets for the ASP alternative have been small to medium size enterprises (SMEs). Forrester Research estimates that there are 300,000 emerging enterprises in the U.S. with revenues between $40 million to $500 million and IT budgets of $5 million or less. Based upon IDC's projections, less than 5% of the emerging enterprises in the U.S. will need to utilize an ASP solution to achieve this projected market size.

         The ASP industry is highly fragmented as is customary in early stage industries. The prospects for the ASP market have captured the interest and commitment of a large number of companies and industries. Some of the industries that are establishing a presence in the ASP market include "pure" ASPs; Internet Service Providers (ISPs), telecommunication providers, ISVs, and IT service providers. By all accounts, the ASP concept will be a formidable alternative to traditional methods. Consequently, numerous companies and industries have begun formulating strategies in this emerging market.

         The emergence of the Internet as a medium for organizations to conduct business, leverage partnerships and streamline operations has permanently changed the future of software marketing. The following trends all contribute to the current Internet market economy:

o The failure of many "dot com" companies has left organizations wary of Internet based services.
o Perceived and actual economic downturns have led organizations to look at more cost effective technological solutions that leverage current assets rather than purchasing new equipment software etc.
o       Continued industry intolerance for proprietary-based solutions.
o Continued growth of mobile computing and sales force automation applications and solutions.
o       Organizations   are  shifting  to  leaner  more  effective   operational
        postures.

All of these factors lend credence to the ASP model for small to medium businesses; the lowered operating cost and utility of a properly delivered ASP service makes common sense.

"Pay for use" application services, flexible enough to allow for immediate application enablement for employees, provide the ability to add and detract employees from the service at will. These services provide up to a 400% return on investment for these types of firms by reducing or eliminating the need for additional hardware upgrades, software licensing costs, setup and consulting fees, virus protection firewalls and other infrastructure devices necessary to run an a business.


CURRENT MARKET CONDITIONS

         A year ago, the ASP concept began permeating throughout the world, as numerous companies jumped onto the ASP bandwagon and investors rushed to find gold in the promise of an early-stage, high growth market. Indeed, many market estimates forecasted, and continue to forecast, that the ASP industry will grow dramatically into a billion-dollar industry over the next couple of years.

         In 1999, ASPs were generating $540 million in revenue, with projections of over $11 billion by 20042.

         However, early evidence has shown that customer adoption is slower than initially projected, due to:

o       the need for certain  technologies  (e.g.  last mile  telecommunications infrastructure, architecture of many software applications) to mature/improve dramatically;
o tremendous marketing noise and resulting customer confusion and lack of education; current economic slowdown in software deployments (especially e-commerce) by customers;
o the lack of any effective indirect distribution channel into smaller-sized customers;
o many ASP solutions' being based on applications that are a shift in market share as opposed to a new market and, thus, more difficult sales to customers; and
o the price-to-performance ratio of an ASP solution having yet make any material strides, a key factor that eventually helped the PC market develop in the early 1980's.

         However, Aptus still feels that the ASP model is viable and eventually will emerge as a multi-billion dollar industry, as it solves some very important customer needs. Should these obstacles, i.e. security and reliability, be overcome, the research indicates that the ASP market looks set to take off in 18 months with one in five companies looking to evaluate application rental from ASPs.

         While it might have been anticipated that the smaller SME organizations would be the earliest adopters of ASP services, research demonstrates that companies with turnover ranging from $100 million to US$200 million show the earliest propensity to use them. Organizations of this size typically have systems requirements equivalent to the larger corporations but lack the immediate spending power to match them. Therefore, renting from ASPs may be a short cut to deploying high functionality enterprise systems, which they previously might not have afforded.

MARKETING STRATEGY

ALWAYS-ON

The Always-On marketing strategy is based on utilizing direct telesales and face-to-face direct sales to a predetermined target client. Through its marketing strategy, Aptus intends to maximize the loyalty and use of its service though the cost of acquiring customers is higher; the company will attract a loyal base of subscribers from the business community by utilizing a personalized direct sales approach. The primary target market for Always-On will be the small business market using Windows based PCs. The Company's marketing efforts will also take advantage of alliances with Microsoft, Citrix, UUnet, Cable and Wireless and others.

Basic to the Always-On marketing strategy is that a significant portion of subscribers will become long-term customers. This is based on the notion that once subscribers become accustomed to using the Always-On service and store many documents and files on the system, customers will build loyalty to our service and also become increasingly reluctant to drop the service or defect to a competitor.

ENTERPRISE UTILITY COMPUTING (EUC)

The EUC marketing strategy is based on using the resellers of certain predetermined types of software as a primary distributor of the EUC service. Service and Marketing partnerships based on formal Channel Partner Agreements, with resellers of software, such as Microsoft Dynamics, Goldmine, Saleslogix and others will form the foundation for the distribution strategy for EUC. Agreements with software resellers will serve to provide the software applications that will add to the Content offering for our Always-On customer base.

Through its marketing strategy, the Company intends to minimize the cost of acquiring customers while attracting a maximum number of subscribers from the Channel Partner customer base. The primary target market for Aptus will be the small business market using Windows based PCs. The Company's marketing efforts will also take advantage of alliances with Microsoft, Citrix, UUnet, Cable and Wireless and others.

Basic to the EUC marketing strategy is that a significant portion of subscribers will become long-term customers. This is based on the notion that once subscribers become accustomed to using the EUC service and store many documents and files on the system, customers will build loyalty to our service and also become increasingly reluctant to drop the service or defect to a competitor. Such a stable and scalable customer base will form the basis of EUC's revenue stream


         Larger clients (1000 users or greater) seeking to utilize the technologies provided by Aptus but prefer internally deployed rather than hosted will be referred to the Professional services group which will utilize direct sales to engage these prospects.

TARGET CUSTOMER GROUPS & TARGET MARKET POTENTIAL
         The purchase and use of most personal computer applications is confined to a common model. Consumers must purchase applications at a computer software retailer (or purchase them as part of a hardware package) and install the software on their PC or laptop. Although seemingly simplistic, this model causes many problems for the common end-user. The result of these problems, described below, all impact on the bottom line - a poor cost /benefit solution.

         Aptus solutions are needed in the market because of the manner in which user groups across the SoHo and SME PC spectrum must purchase and use software, both standard shrink wrap software as well as lines of business software such as complex accounting, human resources or other customized applications. With the Aptus solutions, users have the opportunity to benefit from a completely new purchase model. The diagram below illustrates the issues and how the Aptus services address them.

--------------------------------------------------------- ----------------------
                              Issue                              Solution

--------------------------------------------------------- ----------------------
Up-front cost of new versions of software                 Always-On    service
                                                          provides         all
                                                          necessary   software
                                                          licensing    in    a
                                                          subscription model
--------------------------------------------------------- ----------------------
Hardware upgrades required to run new versions of         Both  the  Always-On
                                                          and EUC services are
                                                          client      hardware
                                                          independent      and
                                                          require   no  client
                                                          upgrades  to execute
                                                          new applications
--------------------------------------------------------- ----------------------
Virus Protection                                          Both  the  Always-On
                                                          and   EUC   services
                                                          provide  total virus
                                                          protection.
--------------------------------------------------------- ----------------------
Internet Firewall    Protection                           Both the Always-On and
                                                          EUC  services  utilize
                                                          best of breed firewall
                                                          solutions   to  ensure
                                                          data security.

--------------------------------------------------------- ----------------------
File and Application Backup
                                                          Both the Always-On and
                                                          EUC  services  perform
                                                          and guarantee data and
                                                          application
                                                          availability       and
                                                          backups.
--------------------------------------------------------- ----------------------
Application                                               and File Security Both
                                                          the  Always-On and EUC
                                                          services  utilize best
                                                          practices     security
                                                          methodology   with   a
                                                          simplified   interface
                                                          for    the     client,
                                                          removing complexity.
--------------------------------------------------------- ----------------------
Line of Business application up-front installation        EUC  services  allow
costs                                                     resellers  to deploy
                                                          their   applications
                                                          instantly   reducing
                                                          costs.


--------------------------------------------------------- ----------------------
Line of Business application new hardware costs          Utilizing      EUC's
                                                         services the neither
                                                         client nor  reseller
                                                         needs any additional
                                                         hardware

--------------------------------------------------------- ----------------------
Line of Business application continued maintenance       Utilizing        EUC's
costs                                                    services, EUC provides
                                                         all     infrastructure
                                                         maintenance as part of
                                                         the            monthly
                                                         subscription cost.


--------------------------------------------------------- ----------------------
Software Licensing Flexibility                           Always-On     services
                                                         provide          total
                                                         flexibility         in
                                                         licensing      desired
                                                         software      allowing
                                                         clients  to  subscribe
                                                         and   unsubscribe   at
                                                         will,  paying only for
                                                         what is used.

--------------------------------------------------------- ----------------------

TARGET MARKET POTENTIAL

         Collectively, according to Jupiter Research, the numbers of people with at-work access to broadband connectivity will more than double from 24 million to 55 million by 2005; all of which are potential customers.

         According to a report by eMarketer, more than 1 million US businesses will turn to xDSL technologies for broadband Internet access within the next three years. During the same period, the number of businesses accessing the Internet will rise from 4.5 million in the year end 2000 to more than 6.7 million by 2003; all potential customers.

         There are 1.5 million businesses in the US employing 10 to 50 employees; another 200,000 employ between 51 and 99, of which 64% have Internet access. Only 20,000 small businesses use ASP services now. Less than 30% of all small businesses have broadband access. Another 36% plan to upgrade their connectivity within the next 12 months

         These small businesses are projected to spend per year $2,300 on ASP and connectivity charges by 2004. Total small businesses spending on ASP services is expected to reach $1 billion by the end of 2004, growing at a rate of 500% each year.


SALES STRATEGY

ALWAYS-ON

         The primary market for the Always-On subscription software services is the small to medium business market. Our sales efforts will be targeted at the small to medium business market comprised of businesses with fewer than 1000 employees and enabled with Internet capabilities. To build our subscriber base, Aptus will implement a multi-tiered marketing approach directed at this market.

         The  sales  and  marketing   strategy  will  be  designed  to  generate
subscribers through the following marketing approaches:

         Through a direct to customer (small to medium business) marketing effort, Always-On will market its service directly to the small business market through direct mail, telesales and Internet advertising in appropriate magazines, and Internet sites. An Always-On.com sign-up site to develop our subscriber base through direct sign up, with a follow-up confirmation from Customer Service to schedule training and ensure proper use and understanding of the terms of use of the service. This strategy will entail utilizing a targeted marketing approach to generate subscribers in a cost efficient manner using proven marketing tools such as direct mail marketing, magazine and television advertising, seeding of search engines, Internet marketing and public relations.

         Another aspect of our sales strategy is to tap the existing customer base of broadband service providers that have agreed to work with Aptus as a Strategic Partner. This will provide a pre-qualified customer base of small to medium businesses with high speed Internet connectivity. Access to this pool of businesses will provide high potential prospects for our subscriber sales and marketing programs. A key benefit of this approach will be to keep the marketing acquisition costs for subscribers low compared to prospecting for subscribers through general marketing channels.

         This focused sales strategy will ensure broad market coverage and a high retention rate for small to medium business clients for Always-On.


ENTERPRISE UTILITY COMPUTING

         The primary market for the EUC subscription services is the line of business reseller market. Our sales and marketing efforts will be targeted at resellers that sell a predetermined type of application to a defined market comprised of businesses with fewer than 1000 employees. To build our subscriber base, Aptus will implement a direct and aggressive marketing approach directed at this market of software resellers.

         Key to our sales strategy is to define the types of line of business software that are a) most likely to rapidly adopt the hosted model and b) serve the appropriate end-user client market and c) maximize the use of our internal resources. Through our existing strategic partnerships EUC will market its services to resellers that currently work with EUC Strategic Partners. EUC will prepare and execute a marketing campaign to recruit these resellers as members of EUC's Channel Program. This will provide access to a customer base of small to medium businesses currently prospected by these resellers. Access to this pool of businesses will provide high potential prospects for our subscriber sales. A key benefit of this approach will be to keep the marketing acquisition costs for subscribers low compared to prospecting for subscribers through general and direct marketing channels.

         The  sales  and  marketing   strategy  will  be  designed  to  generate
subscribers through the following marketing approaches:

         Through a direct recruitment effort, EUC will market its educate this market aware of its services through directed advertising and regular e-seminar events as well as advertising in appropriate magazines, and Internet sites. A EUC channel partner sign-up site to develop our reseller base through direct sign up. With a follow-up confirmation from Channel manager to qualify the reseller, schedule training and product launch. This will ensure proper understanding of the terms of use of the service and processes. This strategy will entail utilizing a targeted marketing approach to generate resellers in a cost efficient manner using proven marketing tools such as seminars, direct mail marketing, magazine advertising, seeding of search engines, Internet marketing and public relations.

         This focused marketing strategy will ensure proper laser focused coverage and a high retention rate for resellers that can produce subscribers to EUC's services.


BUSINESS MODEL

ONLINE APPLICATION SERVICES - The Always-On Portal will use this co-branded service to improve website "stickiness" and encourage users to spend more time on their website. Software product will be used as a commodity to improve website offerings and attract new and repeating users. Always-On would earn service recognition, attract users and partners and share revenues with portal & ISP partners.

         Aptus will offer the service directly from its application portal and through portals and ISP partners. Internet users will gain access to leading Windows applications. Portals and ISPs would use the service to improve their website "stickiness", attract users, and generate additional revenues.

         Aptus's application subscription service will generate revenues from monthly subscription packages ranging from $24.95 and up to $79.95, and related set-up fees and, customization and integration fees. Additionally, for those larger market broadband providers, AOS will offer software licensing, and additional customization.

         Always-On generates revenues from the following sources:

         Subscription Fee (monthly)

         The subscription fee is based on the content provided in Bundles that are merchandised by Always-On directly to small and medium businesses. Always-On offers multiple types and levels of bundles to the small to medium business market. Each bundle is targeted to a specific corporate profile. Additionally, the end-user will have the opportunity to subscribe to "a la carte" applications in lieu of or addition to. Examples of the current bundle(s) are attached as Appendix III to this document.

         Service offerings:

         Always-On provides lower priced bundles containing limited service offerings;

         Always-On provides intermediate priced-bundles giving access to key applications and lower profile applications Always-On provides higher priced bundles lending access to complete application sets

         Based on the Company's projections, an average Aptus user will generate approximately $480 in annual revenues.

         Revenue Sharing:

         Aptus will enter into Channel Partner Agreements, most having a duration of at least one year. Within the Channel Partner Agreement, Aptus and the partner will negotiate a level of revenue sharing, based on the sum of gross receipts generated from the subscription services. The percentage amount will vary from a minimum of 5% to 15% of gross receipts, and will be volume driven. However, the volumes that will drive the percentages may vary from channel partner to channel partner. Revenue sharing will be calculated on subscription fees only, and exclusive of all taxes.

         Future revenue generating channels:

         Aptus intends to offer software licensing of its intellectual property to large telcos, DSL, ISP, and other Broadband providers (i.e. AT&T, Yahoo, TimeWarner Roadrunner).

         Always-On has determined through its internal research that the larger distribution channels will want to provide their own ASP services, thus looking to Aptus to provide the operating system in order to deliver to their end-users.

         The structuring of this type of offering will be based on the number of prospective users, the amount of development required to accommodate user interface changes, and service/technology changes, and other incremental work. Pricing will evolve over time, but will initially be offered at a minimum of $100,000 for up to 1,000 users, plus maintenance and special work (billed at time and materials).

SALES & MARKETING TEAM

         The sales team will be comprised of three teams: (1) Direct Sales which oversees the telemarketing and direct sales efforts to small accounts (< 100 users) mainly selling the Always-On service; (2) Large Accounts which handles all accounts >100 users, selling a mix of Always-On and EUC services as appropriate; and, (3) Business Development, focusing on strategic relationships and channel partners. Aptus's business development team will be responsible for creating agreements with software vendors and other business partners, as well as for distribution of the OEM Client.


         e-Account-it Collaborative Commerce Platform

THE MARKET

         The  software   products   described  in  this  document  are  designed
specifically for the 20 million small and mid-size businesses in the United States. Additionally, they are designed to be delivered and deployed by consultants, value-added resellers and CPAs, creating large revenue streams for these resellers through the sales of both products and services.

THE PROBLEMS

         The small-office/home office business needs good accounting software to ensure the proper tracking and success of their business. Typically this small company will buy off-the-shelf software to meet their needs. E-Account-It retail product, at $99 MSRP, is a highly competitive product that brings much more value to its users than any of its competitors. But once a small company has successfully implemented such a product, it is expected that they will grow in size and needs. Most small companies outgrow their software as soon as they double in size. The competing retail products do not offer an upgrade path for these users, and so, these companies must start over with a new computing system.

         The product line ensures that a company's investment in their computing system is never lost. They can easily grow from 1 user, to 5 users, to 10--all the way up to 200 users without retraining or re-entering of any data. They can move from E-Account-It to E-Account-It Professional to Custom Suite. This is a very attractive aspect to the businessman with growth in mind.

         The consultant, VAR, or CPA who is servicing these small businesses can easily retain their customers for their lifetime. Beyond the sales of the products themselves, these resellers realize tremendous revenues from services and custom programming.

THE SOLUTIONS

         The products address and solve the problems of the small business and the consultants, VARs, and CPAs delivering and servicing the software. The products solve the end-users problems by their rich feature sets, while solving the problems of the reseller with their portability (Windows, Mac, Linux), scalability (1-200 users), and modifiability. Resellers can provide a complete spectrum of services to the software by use of the different components of the Collaborative Commerce Platform, which allow them to meet most needs of their customers remotely through the Internet.

         The Products

         Both the Custom Suite and E-Account-It Professional are business management/accounting software products designed especially to fit the needs and solve the problems of the small business. Both products are derivatives of the Collaborative Commerce Platform.

THE COLLABORATIVE COMMERCE PLATFORM

E-Account-It Professional is a value package of Collaborative Commerce products that were built on the Collaborative Commerce Platform, while the Custom Suite is a collection of collaborative commerce modules built on the same platform. The `Platform' is the run time engine and variable-length relational database on which the Collaborative Commerce modules run. These modules were designed specifically for use by small and mid-sized businesses of all types. As a business grows, they can move up from E-Account-It Professional to Custom Suite in which the Collaborative Commerce modules may be assembled in any way that suits your business needs. These modules include General Ledger, Accounts Receivable, Accounts Payable, Payroll, Billing, Bank Reconciliation, Sales and Purchase Orders, Inventory Control, Job Cost, Bill of Materials, ODBC, SSL Security (not yet released), CBT (character-based terminal support), the Total Business Management interface, and others.

In today's Internet-centric world, business software must not only be user-friendly and comprehensive, it must also be able to work with the myriad of other technologies available to the same small and mid-sized businesses. These other technologies may be software, such as office automation, or hardware, like bar code readers, handheld computers, wireless devices of all sorts, and so on. Equally important is that the business software be able to communicate easily with that of all business partners (customers and vendors) to ensure the best customer relationships and supply-chain effectiveness. This collaboration with business partners is made possible today, and continues to grow, through the use of the Internet and the variety of devices that attach to it (e.g., cellular phones, personal digital assistants, notebook computers, etc.). Software inherently provides this collaborative ability through its various developer and ISV programs, and the Collaborative Commerce Platform, which also includes the Development System and API.

THE DEVELOPMENT SYSTEM

A very important component of the Platform is the Development System. This development system is a high-level 4GL application-programming environment designed to enable application programmers to rapidly create proto-types and then continue on to a finished business application software product. In this manner, the consultant or VAR can deliver quality custom software to end-users within a turnaround time that doesn't obsolete the original specifications. The development system is tightly integrated with the variable-length relational database in order to take full advantage of its unique features that allow the servicing programmer to make changes to the database without recompiling or restructuring the database.

         The Development System may also be used to quickly and easily tailor different aspects of the E-Account-It, E-Account-It Professional, and Custom Suite products to the users' specific needs. This type of work may even be performed remotely and directly on the users' computers, as they continue to use the system without disruption. The Development System and API (application programming interface) can also be used to create new application modules to complement the existing ones in the current products and create new revenue streams.

THE CUSTOM SUITE

         The Custom Suite is a collection of collaborative commerce modules from which you select to form a `Total Business Management' computing environment for your own small to mid-sized business. These modules were designed specifically for use by small and mid-sized businesses of all types, and may be assembled in any way that suits your business needs. The modules include General Ledger, Accounts Receivable, Accounts Payable, Payroll Processing, Billing, Bank Reconciliation, Sales Order Processing, Purchase Order Processing, Inventory Control, Job Cost Tracking, Bill of Materials, ODBC, SSL Security, CBT (character-based terminal support), the Total Business Management Interface, and others. The business accounting modules are general ledger based, true double entry, fully audited, conforms to the standards of GAAP (Generally Accepted Accounting Principles), and are modifiable, scalable, and portable. The Custom Suite may be deployed on Unix, Windows(R), Mac OS X(R), and Linux systems in standalone, peer-to-peer, and client/server configurations. A Developer's Kit is available to tailor the modules to specific needs. Customization is also provided by 's Professional Services Group and worldwide network of developers and Value-Added Resellers (VARs). The Custom Suite scales to hundreds of users. Each application module is $995 MSRP plus $175 per user.

         The Custom Suite provides Fortune-sized management power and productivity to small and midsize businesses. These 11 feature-rich applications built on the Collaborative Commerce Platform are available as economical standalone modules that can be purchased as needed. For companies or corporations that need customized solutions and personalized service, these Collaborative Commerce modules can be tailored for your business by an expert Value Added Reseller or 's Professional Services Group.

         There is never a need to purge data. All of your data, including archival data, remains instantly accessible all of the time--with no system slowdown--and you can drill all the way down to any original document from any inquiry screen at any time. The Collaborative Commerce modules are modifiable, scalable, portable, and support both multi-user and multi-company environments. Furthermore, they provide true integration for businesses that use multiple operating systems.

         The same powerful applications that run in a Windows, Linux, or Mac platform can be easily upgraded to run on IBM AIX, SCO Unix, Sun Solaris, and everything else that matters--without re-entering data or retraining your staff.

         All of the Collaborative Commerce applications run simultaneously on PCs and Apple computers in a full GUI format, and on ordinary 'green screen' computer terminals, in a character format. This allows one server, and one set of applications, to service both utility operators (data entry personnel) and power users. Collaborative Commerce applications also have the ability to communicate with popular desktop applications such as word processors, spreadsheets, etc.

E-ACCOUNT-IT PROFESSIONAL

         E-Account-It Professional is a collaborative accounting system for small to mid-sized businesses that is designed to simplify your approach to accounting with jargon-free menus that make it easy to manage your business. A single application interface for either your service-based or product-based company helps you grow your business by gaining control over your sales, customers, vendors, purchases, bank accounts, inventory, billing, payroll, and financial statements, with complete sales order and purchase order subsystems and a separate Accountant's Page that includes the functions of the underlying general ledger system. E-Account-It Professional is a true double-entry, fully audited accounting system that conforms to the standards of GAAP and is modifiable, scalable, and portable. The ten-user license is installable on Apple Mac OS X, Linux, and Microsoft Windows(R)--right out of the box. It may be used by a single user on a standalone machine, or by multiple users in a peer-to-peer Windows environment or in a client/server network configuration that includes a Mac or Linux server with any combination of Mac, Linux, and Windows clients. E-Account-It Professional is modifiable by 's Professional Services Group or by its worldwide network of developers and Value-Added Resellers (VARs).

THE SMB MARKET

         The target market for the software products is all small-to-midsize for-profit businesses. There are approximately 20 million such companies in this country alone. E-Account-It Professional and Custom Suite are products that are sold and implemented by consultants, VARs, and CPAs. The advantage to these resellers is not simply the profit on the sale of the product, but more importantly, the ongoing revenue streams they create with their services. By properly servicing their customers, the resellers retain them for life. Services they offer include delivery and setup, training, technical support, software tailoring, and custom programming. These resellers often also develop their own applications on the Collaborative Commerce Platform and open whole new vertical markets for themselves while easily integrating the new packages with the accounting software.

         Resellers keep their overhead down by providing most services from their own office rather than having to appear on-site. The client/server model is IP based allowing resellers (and users) to access the customers' computers via the Internet.

         The smaller businesses will start with the E-Account-It retail package. As they grow, they are a primed market for resellers to sell more products and services into.

POTENTIAL COMPETITION

PORTALS AND INTERNET SERVICE PROVIDERS

         Internet companies that are already involved in providing an Internet channel - i.e., giving a user the means to access another site - have the potential ability to use this capability to expand service offerings by channeling large numbers of users to on-line applications at their proprietary web site.

         Still, these companies are not focused on providing a "terminal product". Instead, they are a pipeline to terminal products. As such, the expertise of these firms lies in providing a means to reach a third-party, which does not suit the type of operation that an Application Service Provider requires.

BUSINESS APPLICATION SERVICE PROVIDERS

         Application services are currently exclusively concentrated on enterprise software. Firms such as Corio and HireSystems have made important inroads to a burgeoning market that currently serves small to midsize corporate clients. It is quite possible that these firms could expand to serve the home market.

         This move has so far not occurred due to the simpler marketing strategies of selling ASP services to businesses. With distinct needs and extensive capital, businesses are often the most eager to try new technologies. Application services have yet to become a mainstream distribution method, however, and a first mover advantage still exists in the consumer market.

SOFTWARE PROVIDERS

         With the distribution capabilities of the Internet, software providers that wish to reach a larger customer base or increase margins by eliminating middlemen now have the option to license technologies via the Internet directly to consumers. However, a single software provider often lacks the ability to attract attention on the Internet. Instead, they are confined to using the same publicity tactics as other companies. Without a more efficient method of exposure, independent Internet marketing does not necessarily make full use of the potential of E-Commerce.

COMPETITIVE ADVANTAGES
         Aptus's products should perform in virtually every situation. The ability to access all software applications available at Aptus with full capability on Windows systems, Internet-enabled devices, and network computers, is unique to Aptus.

         Among Aptus's technical advantages are its server technology and adjustments, and the unique Aptus OEM client. Other advantages include being among the first to launch this service, a state of the art web site, and marketing agreements with software vendors.

         Aptus is expert at vital factors in the production process, which include knowledge of proprietary tools and methods for building and programming an Internet based application server farm, and knowledge and understanding of creating a comprehensive and scaleable web site.

         Aptus has achieved a technical barrier by completing development of the Application Portal and it's core functions. The Application Portal consists of many hours and knowledge in Internet websites development and will grant the company an advantage over potential competitors seeking to provide a similar service.

         MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         CASH REQUIREMENTs

         In order to finance acquisition of companies, and fund projects, it is our intent to raise net proceeds of $5,000,000 from this public offering. This will allow us to reduce the time frame to become fully operational from several years to less than one year. The following summarizes anticipated cash requirements to achieve these goals. Should we not raise the net proceeds from this offering we would have to acquire debt to fund the aforementioned cash requirements.

         NEED FOR ADDITIONAL PERSONNEL

         It is anticipated that the number of employees may triple during the next twelve months, even with our outsourcing many tasks.

         LIQUIDITY AND CAPITAL RESOURCES

         We  remain  in  the  development  stage  and,  since  inception,   have
experienced  no  significant   change  in  liquidity  or  capital  resources  or
stockholder's equity.

         We will carry out our plan of business as discussed above. We cannot predict to what extent our liquidity and capital resources will be diminished prior to the consummation of a business combination or whether our capital will be further depleted by the operating losses (if any) of the business entity which we may eventually acquire.

         RESULTS OF OPERATIONS

         We have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues were received by us since our formation.

         For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934. Although no assurances can be made, we believe we can satisfy our cash requirements with 10% of the net proceeds derived hereby. Prior to the conclusion of this offering we currently anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees.
See "Risk Factors."

         NEED FOR ADDITIONAL FINANCING

         We believe that the minimum offering for capital will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year.

         No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses.

         Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

         FORWARD-LOOKING INFORMATION

         Certain statements in this document are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. We make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding beneficial ownership of our common stock as of November 30, 2003, by (i) each person
(including  any  "group"  as  that  term  is used  in  Section  13(d)(3)  of the
Securities Act of 1934 (the "Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of shares authorized is 250,000,000 shares, each of which is $.001 per share par value. 12,000,000 shares have been issued and are outstanding as follows:

                                         Shares Beneficially                            Shares Beneficially
                                       Owned Prior to Offering                          Owned After Offering
                            Number                  Percent                Number                  Percent

John P. Gorst (1)           3,000,000               25.0%                  3,000,000               13.64%
M. Carroll Benton (1)       3,000,000               25.0%                  3,000,000               13.64%
Clifford Mastricola         1,500,000               12.5%                  1,500,000               6.82%
Clayton Chase               1,500,000               12.5%                  1,500,000               6.82%
Mark Levin                  3,000,000               25.0%                  3,000,000               13.64%
                            ----------------------- ---------------------- ----------------------- -----------------------
Total Shares                12,000,000              100.0%                 12,000,000              54.56%


         (1)      Directors and officers as a group  - 6,000,000 shares


                                   MANAGEMENT

         There are currently two (2) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.




                                                                                 DATE SERVICE
         NAME                       AGE         OFFICE                            COMMENCED

         John P. Gorst*             36      Chairman, President                   November, 2003
                                            & Chief Executive Officer

         M. Carroll Benton*         59      Secretary Treasurer                   November, 2003
                                            Chief Administrative
                                            Officer, Interim Chief
                                            Financial Officer, Director

         Joanie C. Mann             42      Vice President                        November, 2003


         * Indicates Board Member

         All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Our officers serve at the discretion of the board of directors. We intend to increase the board from its present two members to a minimum of six members by adding outside directors at our next shareholders meeting.

         Our management team brings more that thirty years of experience in the fields critical to the success of the corporation. They involve but are not limited to management, finance, compliance, technology, sales and marketing and mergers and acquisitions.

         The officers and directors are set forth below.

         JOHN P. GORST - Co-Founder, Chairman, President and Chief Executive Officer.

          Mr. John P. Gorst is a co-founder of Aptus and has directed all development and business efforts for Aptus. Mr. Gorst has over 14 years experience in founding entrepreneurial technology ventures, specifically in the development of software and data services for business. Prior experience includes serving as Chief Executive Officer of Insynq, Inc., Vice President & GM of Interactive Information Systems Corp. both based in the Pacific Northwest Region, and a training/IS consulting business in conjunction with Nynex Business Centers of New York. Mr. Gorst's primary responsibility shall be as majority stockholder and chairman of the board and CEO. Mr. Gorst will be directing company strategy, and positioning of Aptus in the business marketplace by forging strategic business alliances and M&A. Mr. Gorst will also serve as company and technology evangelist at tradeshows, press conferences and industry analyst meetings in order to increase awareness for the Aptus brand. Mr. Gorst graduated top of his class as an Electronic Design Engineer from one of the top trade schools in Arizona, and is currently pursing his MBA at Villanova University. Mr. Gorst was also awarded a medal of honor for business leadership in 2001 from the National Republican Congress.

         M.   CARROLL   BENTON,   -   Co-Founder,   Secretary/Treasurer,   Chief
Administrative Officer, Interim Chief Financial Officer and Board Member

         Ms. M. Carroll Benton is a co-founder of Aptus and has directed and managed the fiscal responsibilities of the enterprise. Ms. Benton's early career spanned both the public and private sectors working largely with the banking systems and higher education institutions where she assisted in the development and deployment strategies necessary for computerization of these and other entities. Ms Benton has successfully managed a 13 state insurance brokerage firm and has been a consultant to the small to medium business markets via accounting system design, support and business practice analysis. She also taught undergraduate accounting courses at several Puget Sound colleges and universities. With an in-depth understanding of the Company's finances, accounting infrastructure and compliance issues, Ms. Benton directs the Company's current administrative and financial practices. Prior public sector experience includes serving as Chief Administrative Officer for Insynq, Inc., based in the Pacific Northwest Region. Formerly with a local CPA firm, Ms. Benton brings over 37 years of financial expertise to the business.

         JOANIE C. MANN - Vice President

         Ms. Joanie Mann brings to Aptus's team over 25 years of experience in multi-user system design and implementation, voice and data networking, and advanced network integrations. Ms Mann also has extensive experience in business process automation and a strong background in business accounting principles. Previous positions held include vice President of Insynq, Inc., a Pacific
Northwest based company, founder of Com-Pacific Resources, Inc., a network integration firm which was successfully sold to Communications World International;

manager of the Seattle-based computer telephony and data integration division of Commworld; and IS Management Consultant for Interactive Information Systems Corp., a Pacific Northwest regional network integration company.

ADVISORY BOARD

         Aptus is currently recruiting and is continuing to assemble a board of industry experts. We will establish an informal executive advisory board, appointed by John P. Gorst. The role of the executive advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly, the executive advisory board members intend to devote themselves part-time to our affairs.

STAFFING PLAN

         Aptus's staffing plan is built around meeting demand. As demand grows for the products and services, staff will be added to meet that demand, and not before. Aptus intends to employ approximately 15 people located in Tacoma, Washington.

EXECUTIVE COMPENSATION

         No officer or director has received any compensation. Until the Company acquires additional capital, it is not intended that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

         The Company has employed the law firm of Miles Garnett, Esq. for providing legal services in connection with registration of the Company's shares. It may also employ the same law firm to provide legal services in connection with the acquisition of a business. Mr. Garnett if employed, would be paid his normal hourly rate for legal services provided.

STOCK OPTIONS

         We have not adopted any formal stock option plans to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants.

OTHER TRANSACTIONS

         All transactions between our company and its officers, directors and 5% or more shareholders will be on terms no less favorable to the Company than that which could be obtained from independent third parties.

DIRECTORS' COMPENSATION

         Our directors receive no compensation for their services as directors. Members of the executive advisory board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However we are not require to indemnify any such person who is found to be liable for negligence or misconduct in their performance of their duty.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

  DIRECTORS AND OFFICERS INSURANCE

         We are exploring the possibility of obtaining directors and officers ("D & O") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverages as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

KEYMAN LIFE INSURANCE

         Life insurance on key personnel is expected to be purchased after the effective date of this offering in amounts up to $1 million, 50% payable to the Company and 50% payable to family beneficiaries. We are planning to purchase such insurance towards the cross purchase of shares from the estate of an officer or director and to provide us with the capital to replace the executive loss (executive search for successor, etc.). The costs of such insurance is not expected to be material.


                              CERTAIN TRANSACTIONS

         Since inception, we have, pursuant to an oral agreement with the financial officer, have maintained at no cost to us its executive offices.

         We shall not make any loans to any officers or directors following this offering. Further, we shall not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates.

         None of our officers, directors, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise, although this situation could arise.


         It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any other affiliate of the Company except as described under "Executive Compensation" above.



                            DESCRIPTION OF SECURITIES

         All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Delaware law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

         COMMON STOCK

         We are authorized to issue 250,000,000 shares, at a par value of $.001 per share. As of the date of this prospectus, there are 12,000,000 shares outstanding. After giving effect to the offering, the issued and outstanding capital stock of the Company will consist of 22,000,000 shares.

         You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

         You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

         You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

         You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, we will have 22,000,000 shares issued and outstanding assuming all the shares offered herein are sold. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

         There will be approximately 12000,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

         The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three
(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

         As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

         Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

         There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.


                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

         The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is http://www.sec.gov.

         We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

              We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the Financial Officer of Aptus Corp., M. Carroll Benton, 1127 Broadway Plaza, Suite 203, Tacoma, WA 98402, Tel.# (253) 691-1531.

         Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

         You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 5. Therefore, you should not place undue reliance upon these forward-looking statements.

         Although   we  believe   that  the   expectations   reflected   in  the
forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.


                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.

                              STOCK TRANSFER AGENT

         Our transfer agent and registrar of the Common Stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah, 84111, Tel. (801) 355-5740.

                                  ESCROW AGENT

         All securities issued in connection with this offering and the gross proceeds from the offering shall be deposited promptly into an escrow account. Wire transfer instructions are shown in the subscription documents.

                                     EXPERTS

         Our financial statements of Aptus Corp. as of and for the period from December 31, 2002 to November 30, 2003 have been audited by De Joya & Company, independent auditors, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

         The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y.11509, Tel. #(516) 371-4598, will pass upon certain legal matters relating to the Offering.

                          INDEX TO FINANCIAL STATEMENTS

------------------------------------------------------------------------ ------
Report of Independent Certified Public Accountants                       F-2
------------------------------------------------------------------------ ------
Balance Sheets                                                           F-3
------------------------------------------------------------------------ ------
Statements of Operations                                                 F-4
------------------------------------------------------------------------ ------
Statements of Shareholders' Equity                                       F-5
------------------------------------------------------------------------ ------
Statements of Cash Flows                                                 F-6
------------------------------------------------------------------------ ------
Notes to Financial Statements                                            F-7
------------------------------------------------------------------------ ------

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders
Aptus, Corp.
(A Development Stage Company)
Tacoma, Washington

We have audited the accompanying balance sheets of Aptus, Corp. (A Development Stage Company) as of November 30, 2003 and December 31, 2002, and the related statements of operations, stockholders' deficit, and cash flows for the eleven months ended November 30, 2003, the period from April 4, 2002 (Date of Inception) through December 31, 2002 and the period from April 4, 2002 (Date of Inception) through November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aptus, Corp. (A Development Stage Company) as of November 30, 2003 and December 31, 2002, and the results of its activities and cash flows for the eleven months ended November 30, 2003, the period from April 4, 2002 (Date of Inception) through December 31, 2002 and the period from April 4, 2002 (Date of Inception) through November 30, 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




         De Joya & Company
         December 17, 2003
         Las Vegas, Nevada

                                  APTUS, CORP.
                          (A DEVELOPMENT STATE COMPANY)
                                 BALANCE SHEETS
                     NOVEMBER 30, 2003 AND DECEMBER 31, 2003






                                                                               November 30,        December 31,
                                                                                  2003                2002
                                                                           ------------------- -------------------
                                                          ASSETS


Current assets
   Cash                                                                          $ 30,000           $   --
                                                                                 --------           --------
     Total current assets                                                          30,000               --
                                                                                 --------           --------

Total assets                                                                     $ 30,000                $--
                                                                                 ========           ========

                                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Accounts payable                                                              $ 18,273           $    273
                                                                                 --------           --------
     Total current liabilities                                                     18,273                273
                                                                                 --------           --------

     Total liabilities                                                             18,273                273

Commitments and contingencies                                                        --                 --

Stockholders' deficit
   Class A preferred stock; $.001 par value; 10,000,000 shares
     authorized, no shares issued and outstanding                                    --                 --
   Class B preferred stock; $.001 par value; 10,000,000 shares
     authorized, no shares issued and outstanding                                    --                 --
   Common stock; $.001 par value; 50,000,000 shares
     authorized, 12,000,000 shares issued and outstanding                          12,000               --


   Additional paid-in capital                                                      18,000               --
   Accumulated deficit                                                            (18,273)              (273)
                                                                                 --------           --------
     Total stockholders' deficit                                                   11,727               (273)
                                                                                 --------           --------

     Total liabilities and stockholders' deficit                                 $ 30,000           $   --
                                                                                 ========           ========


                 See Accompanying Notes to Financial Statements

                                  APTUS, CORP.
                          (A DEVELOPMENT STAGE COMPANY
                            STATEMENTS OF OPERATIONS





                                                           Period from                  Period from
                                                          April 4, 2002                April 4, 2002
                                    Eleven months      (Date of inception)          (Date of inception)
                                        ended                through                      through
                                     November 30,
                                         2003           December 31, 2002            November 30, 2003
                                   -----------------  ----------------------  --------------------------------

         Revenue                            $    --             $    --             $    --

Operating expenses
   General and administrative                  18,000                 273              18,273
                                            ---------           ---------           ---------

      Total operating expenses                 18,000                 273              18,273
                                            ---------           ---------           ---------

Loss before provision for income
taxes                                         (18,000)               (273)            (18,273)

Provision for income taxes                       --                  --                  --

                                            ---------           ---------           ---------

Net loss                                    $  18,000)          $    (273)          $ (18,273)
                                            =========           =========           =========

Basic and diluted loss per common           $   (0.02)          $    --             $   (0.03)
share                                       =========           =========           ==========

Basic and diluted weighted average
common shares outstanding                     862,275                --               547,248
                                            =========           =========           =========











                 See Accompanying Notes to Financial Statements

                                  APTUS, COCRP.
                          (A DEVELOPMENT STATE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT






                                Outstanding shares                                Additional                           Total
                                ------------------   Preferred      Common         Paid-in        Accumulated      Stockholders'
                            Preferred      Common      Stock         Stock         Capital         Deficit            Deficit
                          -------------- ---------     ---------------------------- ---------------- --------------- ---------------
Balance at April 4, 2002
   (Date of inception)          --            --         $--      $     --        $     --        $     --         $     --

Net loss                        --            --         --             --              --              (273)            (273)
                                        ----------      ----      ----------      ----------      ----------       ----------

Balance, December 31, 2002      --            --         --             --              --              (273)            (273)

Issuance of common stock
for cash, $0.001                --      12,000,000       --           12,000          18,000            --             30,000

Net loss for the eleven
months ended                    --            --         --             --              --           (18,000)         (18,000)
                            --------    ----------      ----      ----------      ----------      ----------       ----------

Balance, November 30, 2003      --      12,000,000       $--      $   12,000      $   18,000      $  (18,273)      $   11,727
                            ========    ==========      ====      ==========      ==========      ==========       ==========




















         See Accompanying Notes to Financial Statements

                                  APTUS, CORP.
                          (A DEVELOPMENT STATE COMPANY)
                            STATEMENTS OF CASH FLOWS





                                                                               Period from               Period from
                                                                              April 4, 2002             April 4, 2002
                                                   Eleven months           (Date of inception)       (Date of inception)
                                                       ended                     through                   through
                                                 November 30, 2003          December 31, 2002         November 30, 2003
                                             -------------------------- -------------------------- ------------------------
Cash flows from operating activities:
   Net loss                                   $               (18,000)   $                  (273)   $             (18,273)
   Changes in operating assets and liabilities:
     Increase in accounts payable                              18,000                        273                   18,273
                                             -------------------------- -------------------------- ------------------------
          Net cash used by operating                                --                         --                       --
          activities

Cash flow from financing activities:
   Proceeds from issuance of common stock                      30,000                         --                   30,000
                                             -------------------------- -------------------------- ------------------------
          Net cash provided by financing                       30,000                         --                   30,000
          activities
                                             -------------------------- -------------------------- ------------------------

Net increase (decrease) in cash                                30,000                         --                   30,000

Cash, beginning of period                                          --                         --                       --
                                             -------------------------- -------------------------- ------------------------

Cash, end of period                           $                30,000    $                    --    $              30,000
                                             ========================== ========================== ========================


















                 See Accompanying Notes to Financial Statements

                                  APTUS, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1. Description of business, HISTORY and summary of significant policies

     Description of business - Aptus, Corp. (hereinafter referred to as the "Company") is seeking merger and asset-purchase activity to pursue application service providers and small-niche software companies. The Company has minimal operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No.
     7. The Company was incorporated in the State of Delaware on April 4, 2002.

     Going concern - The Company incurred net losses of approximately $18,273 from the period of April 4, 2002 (Date of Inception) through November 30, 2003 and has not commenced its operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company plans to identify a suitable business to commence or acquire. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Year end - The Company's year end is December 31.

     Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense). Currently, the Company has no fixed assets.

     Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

     As of November 30, 2003, the Company has available net operating loss carryovers of approximately $18,000 that will expire in various periods through 2023. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

     New accounting pronouncements - In September 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 143, ASSET RETIREMENT OBLIGATIONS. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement will be effective for the Company's fiscal year ending 2003. Management does not expect the adoption of this standard to have a material impact on the Company's financial statements.

     In April 2002, the FASB issued Statement No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENTS OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

     In June 2002, the FASB issued Statement No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. This statement requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, this statement states the liability should be initially measured at fair value. The statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

              In January 2003, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION -- TRANSITION AND DISCLOSURE. This statement provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. Because the Company continues to account for employee stock-based compensation under APB Opinion No. 25, the transitional guidance of SFAS No. 148 has no effect on the financial statements at this time.

              In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN No. 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of SFAS No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, was issued. FIN No. 45 clarifies the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The adoption of the provisions of FIN No. 45 did not have a material impact on the Company's results of operations, financial position or cash flows.

              In January 2003, the FASB issued Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES. This interpretation establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity should be consolidated with its primary beneficiary. Until now, a company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Interpretation No. 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the eleven months ended November 30, 2003 and for the period from April 4, 2002 (Date of Inception) through December 31, 2002, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Comprehensive   income   (loss)  -  The  Company  has  no  components  of  other
comprehensive loss. Accordingly, net loss equals comprehensive loss for all periods.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the eleven months ended November 30, 2003 and the period from April 4, 2002 (Date of Inception) through December 31, 2002.

Research and development costs - Research and development costs are charged to expense as incurred.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The Company issued no stock, neither granted warrants or options, to employees for compensation for the eleven months ended November 30, 2003 and the period from April 4, 2002 (Date of Inception) through December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

2.       STOCKHOLDERS' DEFICIT

During the eleven months ended November 30, 2003, the Company issued 6,000,000 shares of its common stock for cash in the amount of $30,000 ($0.005 per share) to five individuals.

3.      SUBSEQUENT EVENT

On December 15, 2003, the Company increased the authorized number of common stock to 250,000,000.

         There is no underwriter for this offering, therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock. We have no experience in the underwriting of any such offering. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.



No dealer, salesperson or any other person is authorized to give any information or to make any  representations in connection with this Prospectus and, if given or made, such information or
representations must not be relied upon as having been authorized by Aptus Corp.
us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the
securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized
or is unlawful. The delivery of this Prospectus shall not, under any                10,000,000
circumstances, create any implication that the information herein is
correct as of any time subsequent to the date of the                                SHARES COMMON STOCK
Prospectus.                                                                         (par value $.001 per share)
______

Until  November 30, 2004 all dealers  effecting  transactions  in the registered securities,  whether or not participating in this distribution,  may be required to deliver a  prospectus.  This is in addition to the  obligation  of dealers to deliver a  prospectus  when  acting as  underwriters  and with  respect to their unsold allotments or subscriptions.
                                                                                    Aptus Corp.
                                                                                    1127 Broadway Plaza, #203
         TABLE OF CONTENTS                                                          Tacoma, Washington 98402

Summary ...................................................4
Our Company..............................................4                                           _______, 2004
Risk Factors..............................................10
Use of Proceeds........................................17
Dilution....................................................19
Capitalization............................................20
Plan of Distribution.....................................20
Proposed Business....................................20
Management Discussion of Analysis of Condition and Results of
Operations.................................27
Principal Shareholders................................29
Management.............................................30
Certain Transactions..................................32
Description of Securities.............................33
Shares Eligible for Future Sale.....................34
Available Information..................................35
Dividend Policy..........................................36
Stock Transfer Agent.................................36
Escrow Agent...........................................36
Experts...................................................36
Legal Matters...........................................36
Index to Financial Statements.....................F-1

         ---------------------------------------

     PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

         At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under Delaware law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               SEC Registration Fee                 $               460.00
               Blue Sky Fees and Expenses                        10,000.00
               Legal Fees and Expenses                           18,000.00
               Printing and Engraving Expenses                    5,000.00
               Accountant's fees and Expenses                     2,500.00
               Total                                $            35,960.00
                                                        ===================



         The foregoing expenses, except for the SEC fees, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         (a) Unregistered Securities Sold within the past three years

         The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

         On November 7, 2003, the board of directors authorized the initial issuance of an aggregate of 12,000,000 shares as founder's stock at a price of $.001 per share to John P. Gorst, M. Carroll Benton, Mark Levin, Clifford Mastricola and Clayton Chase.

         On December 17, 2003, the board of directors authorized the purchase of an aggregate of 1,200,000 shares of Class A common stock at a price of $0.001 per share to John P. Gorst, M. Carroll Benton, Mark Levin, Clifford Mastricola and Clayton Chase.

         ITEM 27. - EXHIBITS

         Index to Exhibits

         SEC REFERENCE  TITLE OF DOCUMENT   LOCATION
         NUMBER

         3.1      Articles of Incorporation                This filing page

         3.2      Amended Articles of Incorporation
                  Changing authorized common
                  shares to 250,000,000                    This filing page

         3.3      Amended Articles of Incorporation
                  Adding Class A common shares
                  With super voting rights                 This filing page

         3.4      Bylaws                                   This filing page

         5.1      Consent of Miles Garnett, Esq.           To be filed
                                                           with amendment

         23.1     Consent of Accountants                   To be filed
                                                           with amendment

         ITEM 28. UNDERTAKINGS

         The undersigned registrant undertakes:

 (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

         To include any prospectus required by section I O(a)(3) of the Securities Act of 1933;

         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                    APPENDIX





         FOR OFFICE USE ONLY:










                             SUBSCRIPTION AGREEMENT
                                       FOR
                                   APTUS CORP.

                         COMMON STOCK ($0.50 PER SHARE)

Persons interested in purchasing common stock of Aptus Corp. must complete and return this Subscription Agreement along with their check or money order to:

         Aptus Corp.
         1127 Broadway Plaza, #203
         Tacoma, Washington 98402, ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

                  Securities Offered - The Company is offering 10,000,000 shares (par value $.001 per share) at $0.50 per share. The minimum subscription is 1,000 shares.

                  Subscription - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.


         NUMBER OF COMMON SHARES =  ___________________

         Multiply by Price of Shares    x                $.50 per Share

         Aggregate Subscription Price = $___________________



    Check or money order shall be made payable to APTUS CORP. ESCROW ACCOUNT

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2004.

b) I am a bona fide resident of the state of ________________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

         Please register the shares, which I am purchasing as follows:

         Name: _____________________________________ Date:  ___________________

         As (check one)

                    Individual          Tenants in Common                     Existing Partnership
                    Joint Tenants       Corporation                                  Trust
                    Minor with adult custodian under the Uniform Gift to Minors Act           IRA

         For the person(s) who will be registered shareholder(s):

         ___________________________________________       ________________________________
         Signature of Subscriber                                       Residence Address

         __________________________________________      _________________________________
         Name of Subscriber (Printed)                                  City or Town

         ___________________________________________      _________________________________
         Signature of Co-Subscriber State                              Zip Code

         ___________________________________________     __________________________________
         Name of Co-Subscriber (Printed)                               Telephone

         ___________________________________________     __________________________________
         Subscriber Tax I.D. or     Co-Subscriber Tax I.D. or
         Social Security Number     Social Security Number

         ___________________________________________
         E-mail Address (if available)


         ACCEPTED BY: APTUS CORP.


         By: _______________________________________ Date: _________________________________
         Officer

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Tacoma, _____________ County, State of Washington, on December 19, 2003.

                            (Registrant) APTUS CORP.


                                By
                                John P. Gorst, President and
                                Chairman of the Board of Directors


         In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.

         (Signature)
                       _________________________________________
                       John  P.  Gorst,  President
                       and Chief Executive Officer

         (Date)        _______________________

         (Signature)
                       __________________________________________
                       M. Carroll Benton, Secretary and Treasurer, Interim Chief Financial Officer, Director

         (Date)        ______________________